EARNINGS RELEASE FINANCIAL SUPPLEMENT

SECOND QUARTER 2013

JPMORGAN CHASE & CO.
TABLE OF CONTENTS

Page(s)
Consolidated Results
Consolidated Financial Highlights	2-3
Consolidated Statements of Income	4
Consolidated Balance Sheets	5
Condensed Average Balance Sheets and Annualized Yields	6
Core Net Interest Income	7
Reconciliation from Reported to Managed Summary	8

Business Detail
Line of Business Financial Highlights - Managed Basis	9
Consumer & Community Banking	10-11
Consumer & Business Banking	12
Mortgage Banking	13-16
Card, Merchant Services & Auto	17-18
Corporate & Investment Bank	19-22
Commercial Banking	23-24
Asset Management	25-29
Corporate/Private Equity	30-31
Credit-Related Information	32-37
Market Risk-Related Information	38
Supplemental Detail
Capital and Other Selected Balance Sheet Items	39
Mortgage Repurchase Liability	40
Per Share-Related Information	41
Non-GAAP Financial Measures	42
Glossary of Terms	43-47

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share and ratio data)

	QUARTERLY TRENDS								SIX MONTHS ENDED JUNE 30,
							2Q13 Change					2013 Change
SELECTED INCOME STATEMENT DATA	2Q13		1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013		2012	2012
Reported Basis
Total net revenue	$25,211		$25,122	$23,653	$25,146	$22,180	-%	14%	$50,333		$48,232	4%
Total noninterest expense	15,866		15,423	16,047	15,371	14,966	3	6	31,289		33,311	(6)
Pre-provision profit	9,345		9,699	7,606	9,775	7,214	(4)	30	19,044		14,921	28
Provision for credit losses	47		617	656	1,789	214	(92)	(78)	664		940	(29)
NET INCOME	6,496		6,529	5,692	5,708	4,960	(1)	31	13,025		9,884	32

Managed Basis (a)
Total net revenue	25,958		25,848	24,378	25,863	22,892	-	13	51,806		49,649	4
Total noninterest expense	15,866		15,423	16,047	15,371	14,966	3	6	31,289		33,311	(6)
Pre-provision profit	10,092		10,425	8,331	10,492	7,926	(3)	27	20,517		16,338	26
Provision for credit losses	47		617	656	1,789	214	(92)	(78)	664		940	(29)
NET INCOME	6,496		6,529	5,692	5,708	4,960	(1)	31	13,025		9,884	32

PER COMMON SHARE DATA
Net income: Basic	1.61		1.61	1.40	1.41	1.22	-	32	3.22		2.41	34
Diluted	1.60		1.59	1.39	1.40	1.21	1	32	3.19		2.41	32
Cash dividends declared	0.38	(h)	0.30	0.30	0.30	0.30	27	27	0.68	(h)	0.60	13
Book value	52.54		52.02	51.27	50.17	48.40	1	9	52.54		48.40	9
Tangible book value (b)	40.04		39.54	38.75	37.53	35.71	1	12	40.04		35.71	12

COMMON SHARES OUTSTANDING
Average: Basic	3,782.4		3,818.2	3,806.7	3,803.3	3,808.9	(1)	(1)	3,800.3		3,813.9	-
Diluted	3,814.3		3,847.0	3,820.9	3,813.9	3,820.5	(1)	-	3,830.6		3,827.0	-
Common shares at period-end	3,769.0		3,789.8	3,804.0	3,799.6	3,796.8	(1)	(1)	3,769.0		3,796.8	(1)
Closing share price (c)	52.79		47.46	43.97	40.48	35.73	11	48	52.79		35.73	48
Market capitalization	198,966		179,863	167,260	153,806	135,661	11	47	198,966		135,661	47

FINANCIAL RATIOS (d)
Return on common equity ("ROE")	13%		13%	11%	12%	11%			13%		11%
Return on tangible common equity ("ROTCE") (b)	17		17	15	16	15			17		15
Return on assets	1.09		1.14	0.98	1.01	0.88			1.11		0.88
Return on risk-weighted assets (e)(f)	1.85	(i)	1.88	1.76	1.74	1.52			1.86	(i)	1.55

CAPITAL RATIOS (f)
Tier 1 capital ratio	11.6	(i)	11.6	12.6	11.9	11.3			11.6	(i)	11.3
Total capital ratio	14.1	(i)	14.1	15.3	14.7	14.0			14.1	(i)	14.0
Tier 1 common capital ratio (g)	10.4	(i)	10.2	11.0	10.4	9.9			10.4	(i)	9.9

(a)	For a further discussion of managed basis, see Reconciliation from Reported to Managed Summary on page 8.

(b)
Tangible book value per share and ROTCE are non-GAAP financial measures. Tangible book value per share represents the Firm's tangible common equity divided by period-end common shares. ROTCE measures the Firm's annualized earnings as a percentage of tangible common equity. For further discussion of these measures, see page 42.

(c)
Share price shown for JPMorgan Chase's common stock is from the New York Stock Exchange. JPMorgan Chase's common stock is also listed and traded on the London Stock Exchange and the Tokyo Stock Exchange.

(d)	Ratios are based upon annualized amounts.

(e)	Return on Basel I risk-weighted assets is the annualized earnings of the Firm divided by its average risk-weighted assets.

(f)
Basel 2.5 rules became effective for the Firm on January 1, 2013. The implementation of these rules in the first quarter of 2013 resulted in an increase of approximately $150 billion in risk-weighted assets compared with the Basel I rules. The implementation of these rules also resulted in decreases of the Firm’s Tier 1 capital, Total capital and Tier 1 common capital ratios by 140 basis points, 160 basis points and 120 basis points, respectively, at March 31, 2013. For further discussion of Basel 2.5, see Regulatory capital on pages 42-45 of JPMorgan Chase's 1Q13 Form 10-Q.

(g)
Basel I Tier 1 common capital ratio (“Tier 1 common ratio”) is Tier 1 common capital (“Tier 1 common”) divided by risk-weighted assets. The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. For further discussion of the Tier 1 common capital ratio, see page 42.

(h)	On May 21, 2013, the Board of Directors of JPMorgan Chase increased the Firm's quarterly stock dividend from $0.30 to $0.38 per share.

(i)	Estimated.

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$2,439,747	$2,389,349	$2,359,141	$2,321,284	$2,290,146	2%	7%	$2,439,747	$2,290,146	7%
Loans:
Consumer, excluding credit card loans	288,096	290,082	292,620	295,079	300,046	(1)	(4)	288,096	300,046	(4)
Credit card loans	124,288	121,865	127,993	124,537	124,705	2	-	124,288	124,705	-
Wholesale loans	313,202	316,939	313,183	302,331	302,820	(1)	3	313,202	302,820	3
Total Loans	725,586	728,886	733,796	721,947	727,571	-	-	725,586	727,571	-
Deposits	1,202,950	1,202,507	1,193,593	1,139,611	1,115,886	-	8	1,202,950	1,115,886	8
Common stockholders' equity	198,034	197,128	195,011	190,635	183,772	-	8	198,034	183,772	8
Total stockholders' equity	209,492	207,086	204,069	199,693	191,572	1	9	209,492	191,572	9

Deposits-to-loans ratio	166%	165%	163%	158%	153%			166%	153%

Headcount (a)	254,063	255,898	258,753	259,144	260,398	(1)	(2)	254,063	260,398	(2)

LINE OF BUSINESS NET INCOME/(LOSS) (b)
Consumer & Community Banking	$3,089	$2,586	$1,989	$2,355	$3,282	19	(6)	$5,675	$6,207	(9)
Corporate & Investment Bank	2,838	2,610	2,005	1,992	2,376	9	19	5,448	4,409	24
Commercial Banking	621	596	692	690	673	4	(8)	1,217	1,264	(4)
Asset Management	500	487	483	443	391	3	28	987	777	27
Corporate/Private Equity	(552)	250	523	228	(1,762)	NM	69	(302)	(2,773)	89
NET INCOME	$6,496	$6,529	$5,692	$5,708	$4,960	(1)	31	$13,025	$9,884	32

(a)
Effective January 1, 2013, interns are excluded from the firmwide and business segment headcount metrics reported on this page and throughout this Financial Supplement. Prior periods were revised to conform with this presentation.

(b)
For the 2012 periods, net income/(loss) of Consumer & Community Banking ("CCB") and Corporate/Private Equity was revised to reflect the transfer of certain technology and operations, as well as real estate-related functions and staff, from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10, Consumer & Business Banking on page 12 and Corporate/Private Equity on page 30.

JPMORGAN CHASE & CO.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share and ratio data)

	QUARTERLY TRENDS									SIX MONTHS ENDED JUNE 30,
								2Q13 Change					2013 Change
REVENUE	2Q13		1Q13	4Q12		3Q12	2Q12	1Q13	2Q12	2013		2012	2012
Investment banking fees	$1,717		$1,445	$1,727		$1,443	$1,257	19%	37%	$3,162		$2,638	20%
Principal transactions	3,760		3,761	1,194		2,047	(427)	-	NM	7,521		2,295	228
Lending- and deposit-related fees	1,489		1,468	1,571		1,562	1,546	1	(4)	2,957		3,063	(3)
Asset management, administration and commissions	3,865		3,599	3,679		3,336	3,461	7	12	7,464		6,853	9
Securities gains	124		509	102		458	1,014	(76)	(88)	633		1,550	(59)
Mortgage fees and related income	1,823		1,452	2,035		2,377	2,265	26	(20)	3,275		4,275	(23)
Card income	1,503		1,419	1,502		1,428	1,412	6	6	2,922		2,728	7
Other income	226		536	721		1,519	506	(58)	(55)	762		2,018	(62)
Noninterest revenue	14,507		14,189	12,531		14,170	11,034	2	31	28,696		25,420	13
Interest income	13,145		13,427	13,634		13,629	14,099	(2)	(7)	26,572		28,800	(8)
Interest expense	2,441		2,494	2,512		2,653	2,953	(2)	(17)	4,935		5,988	(18)
Net interest income	10,704		10,933	11,122		10,976	11,146	(2)	(4)	21,637		22,812	(5)
TOTAL NET REVENUE	25,211		25,122	23,653		25,146	22,180	-	14	50,333		48,232	4

Provision for credit losses	47		617	656		1,789	214	(92)	(78)	664		940	(29)

NONINTEREST EXPENSE
Compensation expense	8,019		8,414	7,042		7,503	7,427	(5)	8	16,433		16,040	2
Occupancy expense	904		901	911		973	1,080	-	(16)	1,805		2,041	(12)
Technology, communications and equipment expense	1,361		1,332	1,359		1,312	1,282	2	6	2,693		2,553	5
Professional and outside services	1,901		1,734	2,018		1,759	1,857	10	2	3,635		3,652	-
Marketing	578		589	648		607	642	(2)	(10)	1,167		1,322	(12)
Other expense (a)	2,951		2,301	3,678		3,035	2,487	28	19	5,252		7,319	(28)
Amortization of intangibles	152		152	391		182	191	-	(20)	304		384	(21)
TOTAL NONINTEREST EXPENSE	15,866		15,423	16,047		15,371	14,966	3	6	31,289		33,311	(6)
Income before income tax expense	9,298		9,082	6,950		7,986	7,000	2	33	18,380		13,981	31
Income tax expense	2,802		2,553	1,258		2,278	2,040	10	37	5,355		4,097	31
NET INCOME	$6,496		$6,529	$5,692		$5,708	$4,960	(1)	31	$13,025		$9,884	32

PER COMMON SHARE DATA
Basic earnings	1.61		1.61	1.40		1.41	1.22	-	32	3.22		2.41	34
Diluted earnings	1.60		1.59	1.39		1.40	1.21	1	32	3.19		2.41	32

FINANCIAL RATIOS
Return on common equity (b)	13%		13%	11%		12%	11%			13%		11%
Return on tangible common equity (b)(c)	17		17	15		16	15			17		15
Return on assets (b)	1.09		1.14	0.98		1.01	0.88			1.11		0.88
Return on risk-weighted assets (b)(c)(d)	1.85	(e)	1.88	1.76		1.74	1.52			1.86	(e)	1.55
Effective income tax rate	30		28	18	(f)	29	29			29		29
Overhead ratio	63		61	68		61	67			62		69

(a)
For the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, included litigation expense of $0.7 billion, $0.3 billion, $1.2 billion, $0.8 billion and $0.3 billion, respectively, and $1.0 billion and $3.0 billion for the six months ended June 30, 2013 and 2012, respectively.

(b)	Ratios are based upon annualized amounts.

(c)	For further discussion of ROTCE and return on Basel I risk-weighted assets, see pages 2 and 42.

(d)	In the first quarter of 2013, the Firm implemented Basel 2.5. For further information, see footnote (f) on page 2.

(e)	Estimated.

(f)
Reflects changes in the proportion of income subject to U.S. federal and state and local taxes, higher tax benefits associated with tax audits and tax-advantaged investments, as well as other year-end adjustments.

JPMORGAN CHASE & CO.
CONSOLIDATED BALANCE SHEETS
(in millions)
						Jun 30, 2013
						Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Jun 30,
	2013	2013	2012	2012	2012	2013	2012
ASSETS
Cash and due from banks	$29,214	$45,524	$53,723	$53,343	$44,866	(36)%	(35)%
Deposits with banks	311,318	257,635	121,814	104,344	130,383	21	139
Federal funds sold and securities purchased under
resale agreements	252,507	218,343	296,296	281,991	255,188	16	(1)
Securities borrowed	117,158	114,058	119,017	133,526	138,209	3	(15)
Trading assets:
Debt and equity instruments	327,719	360,382	375,045	367,090	331,781	(9)	(1)
Derivative receivables	73,751	70,609	74,983	79,963	85,543	4	(14)
Securities	354,725	365,744	371,152	365,901	354,595	(3)	-
Loans	725,586	728,886	733,796	721,947	727,571	-	-
Less: Allowance for loan losses	19,384	20,780	21,936	22,824	23,791	(7)	(19)
Loans, net of allowance for loan losses	706,202	708,106	711,860	699,123	703,780	-	-
Accrued interest and accounts receivable	81,562	74,208	60,933	62,989	67,939	10	20
Premises and equipment	14,574	14,541	14,519	14,271	14,206	-	3
Goodwill	48,057	48,067	48,175	48,178	48,131	-	-
Mortgage servicing rights	9,335	7,949	7,614	7,080	7,118	17	31
Other intangible assets	1,951	2,082	2,235	2,641	2,813	(6)	(31)
Other assets	111,674	102,101	101,775	100,844	105,594	9	6
TOTAL ASSETS	$2,439,747	$2,389,349	$2,359,141	$2,321,284	$2,290,146	2	7

LIABILITIES
Deposits	$1,202,950	$1,202,507	$1,193,593	$1,139,611	$1,115,886	-	8
Federal funds purchased and securities loaned or sold
under repurchase agreements	258,962	248,245	240,103	257,218	261,657	4	(1)
Commercial paper	56,631	58,835	55,367	55,474	50,563	(4)	12
Other borrowed funds	30,385	27,200	26,636	22,255	21,689	12	40
Trading liabilities:
Debt and equity instruments	84,208	63,737	61,262	71,471	70,812	32	19
Derivative payables	64,385	61,989	70,656	73,462	76,249	4	(16)
Accounts payable and other liabilities	211,432	193,089	195,240	203,042	207,126	9	2
Beneficial interests issued by consolidated VIEs	55,090	58,300	63,191	57,918	55,053	(6)	-
Long-term debt	266,212	268,361	249,024	241,140	239,539	(1)	11
TOTAL LIABILITIES	2,230,255	2,182,263	2,155,072	2,121,591	2,098,574	2	6

STOCKHOLDERS' EQUITY
Preferred stock	11,458	9,958	9,058	9,058	7,800	15	47
Common stock	4,105	4,105	4,105	4,105	4,105	-	-
Capital surplus	93,416	93,161	94,604	94,431	94,201	-	(1)
Retained earnings	114,216	109,402	104,223	99,888	95,518	4	20
Accumulated other comprehensive income	389	3,491	4,102	4,426	2,272	(89)	(83)
Shares held in RSU Trust, at cost	(21)	(21)	(21)	(38)	(38)	-	45
Treasury stock, at cost	(14,071)	(13,010)	(12,002)	(12,177)	(12,286)	(8)	(15)
TOTAL STOCKHOLDERS' EQUITY	209,492	207,086	204,069	199,693	191,572	1	9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,439,747	$2,389,349	$2,359,141	$2,321,284	$2,290,146	2	7

JPMORGAN CHASE & CO.
CONDENSED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(in millions, except rates)
	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
AVERAGE BALANCES	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
ASSETS
Deposits with banks	$265,821	$156,988	$124,832	$126,605	$111,441	69%	139%	$211,705	$111,129	91%
Federal funds sold and securities purchased under
resale agreements	231,972	231,421	252,529	233,576	242,184	-	(4)	231,699	236,314	(2)
Securities borrowed	115,194	120,337	128,329	134,980	129,390	(4)	(11)	117,751	131,235	(10)
Trading assets - debt instruments	240,952	250,502	244,346	228,120	235,990	(4)	2	245,700	232,193	6
Securities	359,108	368,673	365,883	351,733	366,130	(3)	(2)	363,864	367,702	(1)
Loans	727,499	725,124	725,610	723,077	725,252	-	-	726,318	720,403	1
Other assets (a)	39,920	43,039	33,004	31,689	33,240	(7)	20	41,471	33,594	23
Total interest-earning assets	1,980,466	1,896,084	1,874,533	1,829,780	1,843,627	4	7	1,938,508	1,832,570	6
Trading assets - equity instruments	116,333	120,192	119,598	103,279	110,718	(3)	5	118,252	118,828	-
Trading assets - derivative receivables	75,310	74,918	77,974	85,303	89,345	1	(16)	75,115	89,896	(16)
All other noninterest-earning assets	227,861	230,836	238,684	233,395	222,606	(1)	2	229,340	221,292	4
TOTAL ASSETS	$2,399,970	$2,322,030	$2,310,789	$2,251,757	$2,266,296	3	6	$2,361,215	$2,262,586	4
LIABILITIES
Interest-bearing deposits	$810,096	$787,870	$758,645	$742,570	$744,103	3	9	$799,045	$751,593	6
Federal funds purchased and securities loaned or
sold under repurchase agreements	264,240	250,827	260,415	251,071	249,186	5	6	257,571	241,301	7
Commercial paper	54,391	53,084	53,401	52,523	48,791	2	11	53,741	48,575	11
Trading liabilities - debt, short-term and other liabilities (b)	201,668	184,824	181,089	189,981	203,348	9	(1)	193,293	201,467	(4)
Beneficial interests issued by consolidated VIEs	56,742	60,341	58,973	56,609	60,046	(6)	(6)	58,531	62,703	(7)
Long-term debt	270,796	254,326	245,343	231,723	250,494	6	8	262,606	252,871	4
Total interest-bearing liabilities	1,657,933	1,591,272	1,557,866	1,524,477	1,555,968	4	7	1,624,787	1,558,510	4
Noninterest-bearing deposits	363,537	355,913	374,893	355,478	349,143	2	4	359,746	344,271	4
Trading liabilities - equity instruments	13,737	13,203	14,264	16,244	12,096	4	14	13,471	13,078	3
Trading liabilities - derivative payables	66,246	68,683	72,049	77,851	78,704	(4)	(16)	67,458	77,387	(13)
All other noninterest-bearing liabilities	90,139	88,618	90,684	82,839	81,564	2	11	89,382	82,174	9
TOTAL LIABILITIES	2,191,592	2,117,689	2,109,756	2,056,889	2,077,475	3	5	2,154,844	2,075,420	4
Preferred stock	11,095	9,608	9,058	8,278	7,800	15	42	10,355	7,800	33
Common stockholders' equity	197,283	194,733	191,975	186,590	181,021	1	9	196,016	179,366	9
TOTAL STOCKHOLDERS' EQUITY	208,378	204,341	201,033	194,868	188,821	2	10	206,371	187,166	10
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,399,970	$2,322,030	$2,310,789	$2,251,757	$2,266,296	3	6	$2,361,215	$2,262,586	4

AVERAGE RATES (c)
INTEREST-EARNING ASSETS
Deposits with banks	0.34%	0.42%	0.43%	0.41%	0.49%			0.37%	0.52%
Federal funds sold and securities purchased under
resale agreements	0.85	0.90	0.91	0.97	1.07			0.87	1.10
Securities borrowed (d)	(0.11)	(0.02)	(0.03)	(0.05)	(0.04)			(0.06)	0.04
Trading assets - debt instruments	3.69	3.72	3.81	3.81	3.96			3.71	4.13
Securities	2.10	2.19	2.04	2.11	2.42			2.14	2.51
Loans	4.62	4.78	4.83	4.98	4.96			4.70	5.05
Other assets (a)(e)	1.48	0.75	1.01	0.55	0.74			1.10	0.78
Total interest-earning assets	2.70	2.91	2.93	3.01	3.12			2.80	3.20

INTEREST-BEARING LIABILITIES
Interest-bearing deposits	0.27	0.28	0.30	0.34	0.40			0.27	0.39
Federal funds purchased and securities loaned or
sold under repurchase agreements	0.24	0.27	0.22	0.22	0.26			0.25	0.21
Commercial paper	0.21	0.20	0.19	0.19	0.18			0.21	0.16
Trading liabilities - debt, short-term and other liabilities (b)(d)	0.65	0.72	0.63	0.50	0.66			0.68	0.63
Beneficial interests issued by consolidated VIEs	0.89	0.90	0.98	1.09	1.10			0.90	1.11
Long-term debt	1.87	2.06	2.17	2.51	2.47			1.96	2.59
Total interest-bearing liabilities	0.59	0.64	0.64	0.69	0.76			0.61	0.77

INTEREST RATE SPREAD	2.11%	2.27%	2.29%	2.32%	2.36%			2.19%	2.43%
NET YIELD ON INTEREST-EARNING ASSETS	2.20%	2.37%	2.40%	2.43%	2.47%			2.28%	2.54%

(a)	Includes margin loans.

(b)	Includes brokerage customer payables.

(c)	Interest includes the effect of related hedging derivatives. Taxable-equivalent amounts are used where applicable.

(d)
Negative yield was the result of increased client-driven demand for certain securities combined with the impact of low interest rates; the offset of this matched book activity is reflected as lower net interest expense reported within trading liabilities - debt, short-term and other liabilities.

(e)
Effective April 1, 2013, the net results previously recorded in net interest income for the Firm's hedges of investments in non-U.S. subsidiaries have been reclassified to other income. The effect of this reclassification on the total interest-earning assets rate and net yield on interest-earning assets is not material; and therefore, prior period amounts have not been revised.

JPMORGAN CHASE & CO.
CORE NET INTEREST INCOME
(in millions, except rates)

In addition to reviewing JPMorgan Chase's net interest income on a managed basis, management also reviews core net interest income to assess the performance of its core lending, investing (including asset-liability management) and deposit-raising activities (which excludes the impact of Corporate & Investment Bank's ("CIB") market-based activities). The core data presented below are non-GAAP financial measures due to the exclusion of CIB's market-based net interest income and the related assets. Management believes this exclusion provides investors and analysts a more meaningful measure by which to analyze the non-market-related business trends of the Firm and provides a comparable measure to other financial institutions that are primarily focused on core lending, investing and deposit-raising activities. For a further discussion of these measures, see Explanation and Reconciliation of the Firm's Use of Non-GAAP Financial Measures on pages 76-77 of JPMorgan Chase's Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Annual Report").

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
CORE NET INTEREST INCOME DATA (a)
Net interest income - managed basis (b)(c)	$10,869	$11,095	$11,299	$11,176	$11,341	(2)%	(4)%	$21,964	$23,178	(5)%
Less: Market-based net interest income	1,345	1,432	1,487	1,386	1,345	(6)	-	2,777	2,914	(5)
Core net interest income (b)	$9,524	$9,663	$9,812	$9,790	$9,996	(1)	(5)	$19,187	$20,264	(5)

Average interest-earning assets	$1,980,466	$1,896,084	$1,874,533	$1,829,780	$1,843,627	4	7	$1,938,508	$1,832,570	6
Less: Average market-based earning assets	512,631	508,941	503,825	497,469	505,282	1	1	510,796	498,016	3
Core average interest-earning assets	$1,467,835	$1,387,143	$1,370,708	$1,332,311	$1,338,345	6	10	$1,427,712	$1,334,554	7

Net interest yield on interest-earning assets -
managed basis	2.20%	2.37%	2.40%	2.43%	2.47%			2.28%	2.54%
Net interest yield on market-based activities	1.05	1.14	1.17	1.11	1.07			1.10	1.18
Core net interest yield on core average interest-earning assets	2.60	2.83	2.85	2.92	3.00			2.71	3.05

(a)
Includes core lending, investing and deposit-raising activities on a managed basis across the Firm's business segments and Corporate/Private Equity; excludes the market-based activities within the Corporate & Investment Bank.

(b)	Interest includes the effect of related hedging derivatives. Taxable-equivalent amounts are used where applicable.

(c)	For a reconciliation of net interest income on a reported and managed basis, see Reconciliation from Reported to Managed Summary on page 8.

JPMORGAN CHASE & CO.
RECONCILIATION FROM REPORTED TO MANAGED SUMMARY
(in millions, except ratios)
The Firm prepares its consolidated financial statements using accounting principles generally accepted in the U.S. ("U.S. GAAP"). That presentation, which is referred to as "reported” basis, provides the reader with an understanding of the Firm's results that can be tracked consistently from year to year and enables a comparison of the Firm's performance with other companies' U.S. GAAP financial statements. In addition to analyzing the Firm's results on a reported basis, management reviews the Firm's results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. For additional information on managed basis, refer to the notes on Non-GAAP Financial Measures on page 42.
The following summary table provides a reconciliation from the Firm's reported U.S. GAAP results to managed basis.

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
OTHER INCOME
Other income - reported	$226	$536	$721	$1,519	$506	(58)%	(55)%	$762	$2,018	(62)%
Fully taxable-equivalent adjustments (a)	582	564	548	517	517	3	13	1,146	1,051	9
Other income - managed	$808	$1,100	$1,269	$2,036	$1,023	(27)	(21)	$1,908	$3,069	(38)

TOTAL NONINTEREST REVENUE
Total noninterest revenue - reported	$14,507	$14,189	$12,531	$14,170	$11,034	2	31	$28,696	$25,420	13
Fully taxable-equivalent adjustments (a)	582	564	548	517	517	3	13	1,146	1,051	9
Total noninterest revenue - managed	$15,089	$14,753	$13,079	$14,687	$11,551	2	31	$29,842	$26,471	13

NET INTEREST INCOME
Net interest income - reported	$10,704	$10,933	$11,122	$10,976	$11,146	(2)	(4)	$21,637	$22,812	(5)
Fully taxable-equivalent adjustments (a)	165	162	177	200	195	2	(15)	327	366	(11)
Net interest income - managed	$10,869	$11,095	$11,299	$11,176	$11,341	(2)	(4)	$21,964	$23,178	(5)

TOTAL NET REVENUE
Total net revenue - reported	$25,211	$25,122	$23,653	$25,146	$22,180	-	14	$50,333	$48,232	4
Fully taxable-equivalent adjustments (a)	747	726	725	717	712	3	5	1,473	1,417	4
Total net revenue - managed	$25,958	$25,848	$24,378	$25,863	$22,892	-	13	$51,806	$49,649	4

PRE-PROVISION PROFIT
Pre-provision profit - reported	$9,345	$9,699	$7,606	$9,775	$7,214	(4)	30	$19,044	$14,921	28
Fully taxable-equivalent adjustments (a)	747	726	725	717	712	3	5	1,473	1,417	4
Pre-provision profit - managed	$10,092	$10,425	$8,331	$10,492	$7,926	(3)	27	$20,517	$16,338	26

INCOME BEFORE INCOME TAX EXPENSE
Income before income tax expense - reported	$9,298	$9,082	$6,950	$7,986	$7,000	2	33	$18,380	$13,981	31
Fully taxable-equivalent adjustments (a)	747	726	725	717	712	3	5	1,473	1,417	4
Income before income tax expense - managed	$10,045	$9,808	$7,675	$8,703	$7,712	2	30	$19,853	$15,398	29

INCOME TAX EXPENSE
Income tax expense - reported	$2,802	$2,553	$1,258	$2,278	$2,040	10	37	$5,355	$4,097	31
Fully taxable-equivalent adjustments (a)	747	726	725	717	712	3	5	1,473	1,417	4
Income tax expense - managed	$3,549	$3,279	$1,983	$2,995	$2,752	8	29	$6,828	$5,514	24

OVERHEAD RATIO
Overhead ratio - reported	63%	61%	68%	61%	67%			62%	69%
Overhead ratio - managed	61	60	66	59	65			60	67

(a)	Predominantly recognized in the Corporate & Investment Bank and Commercial Banking business segments and Corporate/Private Equity.

JPMORGAN CHASE & CO.
LINE OF BUSINESS FINANCIAL HIGHLIGHTS - MANAGED BASIS
(in millions)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
TOTAL NET REVENUE (fully taxable-equivalent ("FTE")) (a)
Consumer & Community Banking	$12,015	$11,615	$12,362	$12,720	$12,450	3%	(3)%	$23,630	$24,802	(5)%
Corporate & Investment Bank	9,876	10,140	7,642	8,360	8,986	(3)	10	20,016	18,324	9
Commercial Banking	1,728	1,673	1,745	1,732	1,691	3	2	3,401	3,348	2
Asset Management	2,725	2,653	2,753	2,459	2,364	3	15	5,378	4,734	14
Corporate/Private Equity	(386)	(233)	(124)	592	(2,599)	(66)	85	(619)	(1,559)	60
TOTAL NET REVENUE	$25,958	$25,848	$24,378	$25,863	$22,892	-	13	$51,806	$49,649	4

TOTAL NONINTEREST EXPENSE (a)
Consumer & Community Banking	$6,864	$6,790	$7,989	$6,956	$6,837	1	-	$13,654	$13,882	(2)
Corporate & Investment Bank	5,742	6,111	4,996	5,350	5,293	(6)	8	11,853	11,504	3
Commercial Banking	652	644	599	601	591	1	10	1,296	1,189	9
Asset Management	1,892	1,876	1,943	1,731	1,701	1	11	3,768	3,430	10
Corporate/Private Equity	716	2	520	733	544	NM	32	718	3,306	(78)
TOTAL NONINTEREST EXPENSE	$15,866	$15,423	$16,047	$15,371	$14,966	3	6	$31,289	$33,311	(6)

PRE-PROVISION PROFIT/(LOSS) (a)
Consumer & Community Banking	$5,151	$4,825	$4,373	$5,764	$5,613	7	(8)	$9,976	$10,920	(9)
Corporate & Investment Bank	4,134	4,029	2,646	3,010	3,693	3	12	8,163	6,820	20
Commercial Banking	1,076	1,029	1,146	1,131	1,100	5	(2)	2,105	2,159	(3)
Asset Management	833	777	810	728	663	7	26	1,610	1,304	23
Corporate/Private Equity	(1,102)	(235)	(644)	(141)	(3,143)	(369)	65	(1,337)	(4,865)	73
PRE-PROVISION PROFIT	$10,092	$10,425	$8,331	$10,492	$7,926	(3)	27	$20,517	$16,338	26

PROVISION FOR CREDIT LOSSES
Consumer & Community Banking	$(19)	$549	$1,091	$1,862	$179	NM	NM	$530	$821	(35)
Corporate & Investment Bank	(6)	11	(445)	(60)	29	NM	NM	5	26	(81)
Commercial Banking	44	39	(3)	(16)	(17)	13	NM	83	60	38
Asset Management	23	21	19	14	34	10	(32)	44	53	(17)
Corporate/Private Equity	5	(3)	(6)	(11)	(11)	NM	NM	2	(20)	NM
PROVISION FOR CREDIT LOSSES	$47	$617	$656	$1,789	$214	(92)	(78)	$664	$940	(29)

NET INCOME/(LOSS) (a)
Consumer & Community Banking	$3,089	$2,586	$1,989	$2,355	$3,282	19	(6)	$5,675	$6,207	(9)
Corporate & Investment Bank	2,838	2,610	2,005	1,992	2,376	9	19	5,448	4,409	24
Commercial Banking	621	596	692	690	673	4	(8)	1,217	1,264	(4)
Asset Management	500	487	483	443	391	3	28	987	777	27
Corporate/Private Equity	(552)	250	523	228	(1,762)	NM	69	(302)	(2,773)	89
TOTAL NET INCOME	$6,496	$6,529	$5,692	$5,708	$4,960	(1)	31	$13,025	$9,884	32

(a)
For the 2012 periods, certain income statement line items were revised to reflect the transfer of certain functions and staff from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10, Consumer & Business Banking on page 12 and Corporate/Private Equity on page 30.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
INCOME STATEMENT (a)
REVENUE
Lending- and deposit-related fees	$727	$723	$789	$797	$782	1%	(7)%	$1,450	$1,535	(6)%
Asset management, administration and commissions	561	533	495	523	540	5	4	1,094	1,075	2
Mortgage fees and related income	1,819	1,450	2,031	2,376	2,265	25	(20)	3,269	4,273	(23)
Card income	1,445	1,362	1,448	1,376	1,359	6	6	2,807	2,622	7
All other income	369	338	350	353	343	9	8	707	770	(8)
Noninterest revenue	4,921	4,406	5,113	5,425	5,289	12	(7)	9,327	10,275	(9)
Net interest income	7,094	7,209	7,249	7,295	7,161	(2)	(1)	14,303	14,527	(2)
TOTAL NET REVENUE	12,015	11,615	12,362	12,720	12,450	3	(3)	23,630	24,802	(5)

Provision for credit losses	(19)	549	1,091	1,862	179	NM	NM	530	821	(35)

NONINTEREST EXPENSE
Compensation expense	2,966	3,006	2,852	2,947	2,917	(1)	2	5,972	5,833	2
Noncompensation expense	3,789	3,676	4,790	3,872	3,776	3	-	7,465	7,758	(4)
Amortization of intangibles	109	108	347	137	144	1	(24)	217	291	(25)
TOTAL NONINTEREST EXPENSE	6,864	6,790	7,989	6,956	6,837	1	-	13,654	13,882	(2)

Income before income tax expense	5,170	4,276	3,282	3,902	5,434	21	(5)	9,446	10,099	(6)
Income tax expense	2,081	1,690	1,293	1,547	2,152	23	(3)	3,771	3,892	(3)
NET INCOME	$3,089	$2,586	$1,989	$2,355	$3,282	19	(6)	$5,675	$6,207	(9)

FINANCIAL RATIOS
ROE	27%	23%	18%	22%	31%			25%	29%
Overhead ratio	57	58	65	55	55			58	56

SELECTED BALANCE SHEET DATA (period-end) (a)
Total assets	$460,642	$458,902	$467,282	$463,602	$466,650	-	(1)	$460,642	$466,650	(1)
Loans:
Loans retained	392,067	393,575	402,963	402,431	408,066	-	(4)	392,067	408,066	(4)
Loans held-for-sale and loans at fair value (b)	15,274	16,277	18,801	15,356	14,366	(6)	6	15,274	14,366	6
Total loans	407,341	409,852	421,764	417,787	422,432	(1)	(4)	407,341	422,432	(4)
Deposits	456,814	457,176	438,517	422,101	415,564	-	10	456,814	415,564	10
Equity	46,000	46,000	43,000	43,000	43,000	-	7	46,000	43,000	7

SELECTED BALANCE SHEET DATA (average) (a)
Total assets	$457,644	$463,527	$462,690	$463,812	$469,296	(1)	(2)	$460,569	$472,079	(2)
Loans:
Loans retained	392,935	397,118	400,798	404,772	410,774	(1)	(4)	395,014	414,396	(5)
Loans held-for-sale and loans at fair value (b)	18,199	21,181	19,104	17,988	18,476	(14)	(1)	19,682	17,459	13
Total loans	411,134	418,299	419,902	422,760	429,250	(2)	(4)	414,696	431,855	(4)
Deposits	453,586	441,335	426,038	416,686	411,292	3	10	447,494	406,453	10
Equity	46,000	46,000	43,000	43,000	43,000	-	7	46,000	43,000	7

Headcount (a)	157,886	161,123	164,391	165,179	167,480	(2)	(6)	157,886	167,480	(6)

(a)
For the 2012 periods, certain income statement (predominantly net interest income, compensation and noncompensation expense) and balance sheet (predominantly total assets) line items, as well as headcount were revised to reflect the transfer of certain technology and operations, as well as real estate-related functions and staff, from Corporate/Private Equity to CCB, effective January 1, 2013.

(b)
Predominantly consists of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets and Condensed Average Balance Sheets.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs (a)	$1,481	$1,699	$1,791	$2,817	$2,280	(13)%	(35)%	$3,180	$4,672	(32)%
Nonaccrual loans:
Nonaccrual loans retained	8,540	8,996	9,114	9,398	8,016	(5)	7	8,540	8,016	7
Nonaccrual loans held-for-sale and loans
at fair value	41	42	39	89	98	(2)	(58)	41	98	(58)
Total nonaccrual loans (b)(c)(d)(e)	8,581	9,038	9,153	9,487	8,114	(5)	6	8,581	8,114	6
Nonperforming assets (b)(c)(d)(e)	9,212	9,708	9,830	10,185	8,864	(5)	4	9,212	8,864	4
Allowance for loan losses	15,095	16,599	17,752	18,454	19,405	(9)	(22)	15,095	19,405	(22)

Net charge-off rate (a)(f)	1.51%	1.74%	1.78%	2.77%	2.23%			1.62%	2.27%
Net charge-off rate, excluding purchased credit-impaired
("PCI") loans (a)(f)	1.77	2.04	2.09	3.27	2.64			1.90	2.68
Allowance for loan losses to period-end loans retained	3.85	4.22	4.41	4.59	4.76			3.85	4.76
Allowance for loan losses to period-end loans retained,
excluding PCI loans (g)	2.80	3.25	3.51	3.73	3.96			2.80	3.96
Allowance for loan losses to nonaccrual loans
retained, excluding credit card (b)(e)(g)	58	65	72	77	102			58	102
Nonaccrual loans to total period-end loans, excluding
credit card (e)	3.03	3.14	3.12	3.23	2.72			3.03	2.72
Nonaccrual loans to total period-end loans, excluding
credit card and PCI loans (b)(e)	3.79	3.94	3.91	4.09	3.45			3.79	3.45

BUSINESS METRICS
Number of:
Branches	5,657	5,632	5,614	5,596	5,563	-	2	5,657	5,563	2
ATMs	19,075	18,830	18,699	18,485	18,132	1	5	19,075	18,132	5
Active online customers (in thousands)	32,245	32,281	31,114	30,765	30,361	-	6	32,245	30,361	6
Active mobile customers (in thousands)	14,013	13,263	12,359	11,573	10,646	6	32	14,013	10,646	32

(a)
Net charge-offs and the net charge-off rate for the three months ended September 30, 2012 included $880 million of charge-offs recorded in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower (“Chapter 7 loans”) to be charged off to the net realizable value of the collateral and to be considered nonaccrual, regardless of their delinquency status. Excluding these charge-offs, net charge-offs for the three months ended September 30, 2012 would have been $1.9 billion, and excluding these charge-offs and PCI loans for the same periods, the net charge-off rate would have been 2.25%. For further information, see Consumer Credit Portfolio on pages 140-142 of JPMorgan Chase's 2012 Annual Report.

(b)	Excludes PCI loans. Because the Firm is recognizing interest income on each pool of PCI loans, they are all considered to be performing.

(c)	Certain mortgage loans originated with the intent to sell are classified as trading assets on the Consolidated Balance Sheets.

(d)
At June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $10.1 billion, $10.9 billion, $10.6 billion, $11.0 billion and $11.9 billion, respectively, that are 90 or more days past due; (2) real estate owned insured by U.S. government agencies of $1.8 billion, $1.7 billion, $1.6 billion, $1.5 billion and $1.3 billion, respectively; and (3) student loans insured by U.S. government agencies under the Federal Family Education Loan Program (“FFELP”) of $488 million, $523 million, $525 million, $536 million and $547 million, respectively, that are 90 or more days past due. These amounts were excluded from nonaccrual loans as reimbursement of insured amounts is proceeding normally.

(e)	Nonaccrual loans included $1.9 billion, $1.9 billion, $1.8 billion and $1.7 billion of Chapter 7 loans at June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively.

(f)	Loans held-for-sale and loans accounted for at fair value were excluded when calculating the net charge-off rate.

(g)
The allowance for loan losses for PCI loans was $5.7 billion at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012; this amount was also excluded from the applicable ratios.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
CONSUMER & BUSINESS BANKING (a)
Lending- and deposit-related fees	$717	$711	$771	$785	$770	1%	(7)%	$1,428	$1,512	(6)%
Asset management, administration and commissions	454	426	404	407	415	7	9	880	827	6
Card income	378	349	351	343	344	8	10	727	659	10
All other income	124	119	123	122	126	4	(2)	243	253	(4)
Noninterest revenue	1,673	1,605	1,649	1,657	1,655	4	1	3,278	3,251	1
Net interest income	2,614	2,572	2,615	2,665	2,661	2	(2)	5,186	5,314	(2)
Total net revenue	4,287	4,177	4,264	4,322	4,316	3	(1)	8,464	8,565	(1)
Provision for credit losses	74	61	110	107	(2)	21	NM	135	94	44
Noninterest expense	3,042	3,041	2,947	2,913	2,757	-	10	6,083	5,630	8
Income before income tax expense	1,171	1,075	1,207	1,302	1,561	9	(25)	2,246	2,841	(21)
Net income	$698	$641	$731	$778	$931	9	(25)	$1,339	$1,694	(21)

ROE	25%	24%	32%	34%	42%			25%	38%
Overhead ratio	71	73	69	67	64			72	66
Overhead ratio, excluding core deposit intangibles (b)	70	72	68	66	63			71	65
Equity (period-end and average)	$11,000	$11,000	$9,000	$9,000	$9,000	-	22	$11,000	$9,000	22

BUSINESS METRICS
Business banking origination volume	$1,317	$1,234	$1,530	$1,685	$1,787	7	(26)	$2,551	$3,327	(23)
Period-end loans	18,950	18,739	18,883	18,568	18,218	1	4	18,950	18,218	4
Period-end deposits: (a)
Checking	179,801	180,326	170,354	159,560	156,482	-	15	179,801	156,482	15
Savings	228,879	227,162	216,422	208,272	203,910	1	12	228,879	203,910	12
Time and other	29,255	30,431	31,753	32,783	34,406	(4)	(15)	29,255	34,406	(15)
Total period-end deposits	437,935	437,919	418,529	400,615	394,798	-	11	437,935	394,798	11
Average loans	18,758	18,711	18,525	18,279	17,934	-	5	18,734	17,800	5
Average deposits: (a)
Checking	175,496	168,697	160,332	154,015	151,770	4	16	172,115	149,632	15
Savings	227,453	221,394	211,515	206,298	202,685	3	12	224,440	199,942	12
Time and other	29,840	31,029	32,232	33,472	35,099	(4)	(15)	30,432	35,609	(15)
Total average deposits	432,789	421,120	404,079	393,785	389,554	3	11	426,987	385,183	11
Deposit margin	2.31%	2.36%	2.44%	2.56%	2.62%			2.34%	2.65%
Average assets (a)	$37,250	$36,302	$35,530	$34,128	$33,763	3	10	$36,779	$34,030	8

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$74	$61	$110	$107	$98	21	(24)	$135	$194	(30)
Net charge-off rate	1.58%	1.32%	2.36%	2.33%	2.20%			1.45%	2.19%
Allowance for loan losses	$697	$698	$698	$698	$698	-	-	$697	$698	-
Nonperforming assets	461	465	488	532	597	(1)	(23)	461	597	(23)

RETAIL BRANCH BUSINESS METRICS
Investment sales volume	$9,463	$9,220	$6,987	$6,280	$6,171	3	53	$18,683	$12,769	46
Client investment assets	171,925	168,527	158,502	154,637	147,641	2	16	171,925	147,641	16
% managed accounts	33%	31%	29%	28%	26%			33%	26%
Number of:
Chase Private Client locations	1,691	1,392	1,218	960	738	21	129	1,691	738	129
Personal bankers	22,825	23,130	23,674	23,622	24,052	(1)	(5)	22,825	24,052	(5)
Sales specialists	6,326	6,102	6,076	6,205	6,179	4	2	6,326	6,179	2
Client advisors	3,024	2,998	2,963	3,034	3,075	1	(2)	3,024	3,075	(2)
Chase Private Clients	165,331	134,206	105,700	75,766	50,649	23	226	165,331	50,649	226
Accounts (in thousands) (c)	28,937	28,530	28,073	27,840	27,406	1	6	28,937	27,406	6

(a)
For the 2012 periods, certain income statement and balance sheet line items were revised to reflect the transfer of certain functions and staff, as well as headcount, from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10.

(b)
Consumer & Business Banking (“CBB”) uses the overhead ratio (excluding the amortization of core deposit intangibles ("CDI")), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years; this method would therefore result in an improving overhead ratio over time, all things remaining equal. This non-GAAP ratio excluded CBB's CDI amortization expense related to prior business combination transactions of $41 million, $41 million, $48 million, $51 million and $50 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and $82 million and $101 million for the six months ended June 30, 2013 and 2012, respectively.

(c)	Includes checking accounts and Chase LiquidSM cards.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)
	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
MORTGAGE BANKING
Mortgage fees and related income	$1,819	$1,450	$2,031	$2,376	$2,265	25%	(20)%	$3,269	$4,273	(23)%
All other income	101	93	109	112	123	9	(18)	194	254	(24)
Noninterest revenue	1,920	1,543	2,140	2,488	2,388	24	(20)	3,463	4,527	(24)
Net interest income	1,138	1,175	1,150	1,187	1,221	(3)	(7)	2,313	2,471	(6)
Total net revenue	3,058	2,718	3,290	3,675	3,609	13	(15)	5,776	6,998	(17)
Provision for credit losses	(657)	(198)	(269)	524	(553)	(232)	(19)	(855)	(745)	(15)
Noninterest expense	1,834	1,806	2,871	2,123	1,984	2	(8)	3,640	4,127	(12)
Income before income tax expense	1,881	1,110	688	1,028	2,178	69	(14)	2,991	3,616	(17)
Net income	$1,142	$673	$418	$623	$1,321	70	(14)	$1,815	$2,300	(21)

ROE	23%	14%	10%	14%	30%			19%	26%
Overhead ratio	60	66	87	58	55			63	59
Equity (period-end and average)	$19,500	$19,500	$17,500	$17,500	$17,500	-	11	$19,500	$17,500	11

FUNCTIONAL RESULTS
Mortgage Production
Production revenue	$1,064	$995	$1,407	$1,582	$1,362	7	(22)	$2,059	$2,794	(26)
Production-related net interest & other income	222	223	205	196	199	-	12	445	386	15
Production-related revenue, excluding repurchase losses	1,286	1,218	1,612	1,778	1,561	6	(18)	2,504	3,180	(21)
Production expense (a)	720	710	876	678	620	1	16	1,430	1,193	20
Income, excluding repurchase losses	566	508	736	1,100	941	11	(40)	1,074	1,987	(46)
Repurchase losses	16	(81)	53	(13)	(10)	NM	NM	(65)	(312)	79
Income before income tax expense	582	427	789	1,087	931	36	(37)	1,009	1,675	(40)

Mortgage Servicing
Loan servicing revenue	945	936	783	946	1,004	1	(6)	1,881	2,043	(8)
Servicing-related net interest & other income	110	100	89	98	108	10	2	210	220	(5)
Servicing-related revenue	1,055	1,036	872	1,044	1,112	2	(5)	2,091	2,263	(8)
Changes in MSR asset fair value due to collection/realization
of expected cash flows	(285)	(258)	(254)	(290)	(327)	(10)	13	(543)	(678)	20
Default servicing expense	475	497	1,293	819	705	(4)	(33)	972	1,595	(39)
Core servicing expense	240	240	280	244	248	-	(3)	480	509	(6)
Income/(loss), excluding MSR risk management	55	41	(955)	(309)	(168)	34	NM	96	(519)	NM
MSR risk management, including related net interest
income/(expense)	78	(142)	42	150	233	NM	(67)	(64)	424	NM
Income/(loss) before income tax expense/(benefit)	133	(101)	(913)	(159)	65	NM	105	32	(95)	NM

Real Estate Portfolios
Noninterest revenue	(34)	(17)	13	9	13	(100)	NM	(51)	21	NM
Net interest income	942	962	952	997	1,027	(2)	(8)	1,904	2,100	(9)
Total net revenue	908	945	965	1,006	1,040	(4)	(13)	1,853	2,121	(13)
Provision for credit losses	(662)	(202)	(283)	520	(554)	(228)	(19)	(864)	(746)	(16)
Noninterest expense	404	363	436	386	412	11	(2)	767	831	(8)
Income before income tax expense	1,166	784	812	100	1,182	49	(1)	1,950	2,036	(4)
Mortgage Banking income before income tax
expense	$1,881	$1,110	$688	$1,028	$2,178	69	(14)	$2,991	$3,616	(17)
Mortgage Banking net income	$1,142	$673	$418	$623	$1,321	70	(14)	$1,815	$2,300	(21)

Overhead ratios
Mortgage Production	55%	62%	52%	38%	40%			58%	42%
Mortgage Servicing	84	116	238	118	94			98	105
Real Estate Portfolios	44	38	45	38	40			41	39

(a)	Includes provision for credit losses associated with Mortgage Production.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
MORTGAGE BANKING (continued)
SUPPLEMENTAL MORTGAGE FEES AND RELATED
INCOME DETAILS
Net production revenue:
Production revenue	$1,064	$995	$1,407	$1,582	$1,362	7%	(22)%	$2,059	$2,794	(26)%
Repurchase losses	16	(81)	53	(13)	(10)	NM	NM	(65)	(312)	79
Net production revenue	1,080	914	1,460	1,569	1,352	18	(20)	1,994	2,482	(20)
Net mortgage servicing revenue:
Operating revenue:
Loan servicing revenue	945	936	783	946	1,004	1	(6)	1,881	2,043	(8)
Changes in MSR asset fair value due to collection/realization
of expected cash flows	(285)	(258)	(254)	(290)	(327)	(10)	13	(543)	(678)	20
Total operating revenue	660	678	529	656	677	(3)	(3)	1,338	1,365	(2)
Risk management:
Changes in MSR asset fair value due to market
interest rates and other (a)	1,072	546	285	(323)	(1,193)	96	NM	1,618	(549)	NM
Other changes in MSR asset fair value due to inputs or
assumptions in model (b)	(36)	(237)	(69)	(5)	76	85	NM	(273)	28	NM
Changes in derivative fair value and other	(957)	(451)	(174)	479	1,353	(112)	NM	(1,408)	947	NM
Total risk management	79	(142)	42	151	236	NM	(67)	(63)	426	NM
Total net mortgage servicing revenue	739	536	571	807	913	38	(19)	1,275	1,791	(29)
Mortgage fees and related income	$1,819	$1,450	$2,031	$2,376	$2,265	25	(20)	$3,269	$4,273	(23)

MORTGAGE PRODUCTION AND MORTGAGE SERVICING
SELECTED BALANCE SHEET DATA
Period-end loans:
Prime mortgage, including option ARMs (c)	$15,567	$17,257	$17,290	$17,153	$17,454	(10)	(11)	$15,567	$17,454	(11)
Loans held-for-sale and loans at fair value (d)	15,274	16,277	18,801	15,250	14,254	(6)	7	15,274	14,254	7
Average loans:
Prime mortgage, including option ARMs (c)	16,933	17,554	17,243	17,381	17,478	(4)	(3)	17,242	17,358	(1)
Loans held-for-sale and loans at fair value (d)	18,199	21,181	19,076	17,879	17,694	(14)	3	19,682	16,658	18
Average assets	59,880	64,218	60,179	59,769	60,534	(7)	(1)	62,037	59,698	4
Repurchase liability (period-end)	2,245	2,430	2,530	2,779	2,997	(8)	(25)	2,245	2,997	(25)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs:
Prime mortgage, including option ARMs	5	4	14	4	1	25	400	9	1	NM
Net charge-off rate:
Prime mortgage, including option ARMs	0.12%	0.09%	0.32%	0.09%	0.02%			0.11%	0.01%
30+ day delinquency rate (e)	3.46	3.04	3.05	3.10	3.00			3.46	3.00
Nonperforming assets (f)	$707	$643	$638	$700	$708	10	-	$707	$708	-
BUSINESS METRICS (in billions)
Mortgage origination volume by channel
Retail	$23.3	$26.2	$26.4	$25.5	$26.1	(11)	(11)	$49.5	$49.5	-
Wholesale (g)	0.1	0.1	0.1	—	0.2	-	(50)	0.2	0.2	-
Correspondent (g)	23.6	24.0	22.3	20.1	16.5	(2)	43	47.6	30.7	55
CNT (negotiated transactions)	2.0	2.4	2.4	1.7	1.1	(17)	82	4.4	1.9	132
Total mortgage origination volume (h)	$49.0	$52.7	$51.2	$47.3	$43.9	(7)	12	$101.7	$82.3	24
Mortgage application volume by channel
Retail	$36.8	$34.7	$36.7	$44.7	$43.1	6	(15)	$71.5	$83.1	(14)
Wholesale (g)	—	0.2	0.2	0.2	0.1	NM	NM	0.2	0.3	(33)
Correspondent (g)	28.2	25.6	28.8	28.3	23.7	10	19	53.8	43.4	24
Total mortgage application volume	$65.0	$60.5	$65.7	$73.2	$66.9	7	(3)	$125.5	$126.8	(1)

(a)	Represents both the impact of changes in estimated future prepayments due to changes in interest rates, and the difference between actual and expected prepayments in the periods presented.

(b)
Represents the aggregate impact of changes in model inputs and assumptions such as projected cash flows (e.g., cost to service), discount rates and changes in prepayments other than those attributable to changes in market interest rates (e.g., changes in prepayments due to changes in home prices).

(c)	Predominantly represents prime mortgage loans repurchased from Government National Mortgage Association (“Ginnie Mae”) pools, which are insured by U.S. government agencies.

(d)
Predominantly consists of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets and Condensed Average Balance Sheets.

(e)
At June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, excluded mortgage loans insured by U.S. government agencies of $11.2 billion, $11.9 billion, $11.8 billion, $12.1 billion and $13.0 billion, respectively, that are 30 or more days past due. These amounts were excluded as reimbursement of insured amounts is proceeding normally.

(f)
At June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $10.1 billion, $10.9 billion, $10.6 billion, $11.0 billion and $11.9 billion, respectively, that are 90 or more days past due; and (2) real estate owned insured by U.S. government agencies of $1.8 billion, $1.7 billion, $1.6 billion, $1.5 billion and $1.3 billion, respectively. These amounts were excluded from nonaccrual loans as reimbursement of insured amounts is proceeding normally.

(g)
Includes rural housing loans sourced through brokers and correspondents, which are underwritten and closed with pre-funding loan approval from the U.S. Department of Agriculture Rural Development, which acts as the guarantor in the transaction.

(h)
Firmwide mortgage origination volume was $52.0 billion, $55.1 billion, $53.7 billion, $49.6 billion and $46.0 billion for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and $107.1 billion and $86.5 billion for the six months ended June 30, 2013 and 2012, respectively.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS												SIX MONTHS ENDED JUNE 30,
											2Q13 Change						2013 Change
	2Q13		1Q13		4Q12		3Q12		2Q12		1Q13	2Q12	2013		2012		2012
MORTGAGE BANKING (continued)

MORTGAGE PRODUCTION AND MORTGAGE SERVICING
(continued)
BUSINESS METRICS (in billions)(continued)
Third-party mortgage loans serviced (period-end)	$832.0		$849.2		$859.4		$811.4		$860.0		(2)%	(3)%	$832.0		$860.0		(3)%
Third-party mortgage loans serviced (average)	840.6		854.3		803.8		825.7		866.7		(2)	(3)	847.4		879.6		(4)
MSR net carrying value (period-end)	9.3		7.9		7.6		7.1		7.1		18	31	9.3		7.1		31
Ratio of MSR net carrying value (period-end) to third-party
mortgage loans serviced (period-end)	1.12%		0.93%		0.88%		0.88%		0.83%				1.12%		0.83%
Ratio of annualized loan servicing-related revenue to third-party
mortgage loans serviced (average)	0.41		0.42		0.45		0.46		0.47				0.42		0.47
MSR revenue multiple (a)	2.73	x	2.21	x	1.96	x	1.91	x	1.77	x			2.67	x	1.77	x

REAL ESTATE PORTFOLIOS
BUSINESS METRICS
Loans, excluding PCI loans
Period-end loans owned:
Home equity	$62,326		$64,798		$67,385		$69,686		$72,833		(4)	(14)	$62,326		$72,833		(14)
Prime mortgage, including option ARMs	44,003		41,997		41,316		41,404		42,037		5	5	44,003		42,037		5
Subprime mortgage	7,703		8,003		8,255		8,552		8,945		(4)	(14)	7,703		8,945		(14)
Other	589		604		633		653		675		(2)	(13)	589		675		(13)
Total period-end loans owned	$114,621		$115,402		$117,589		$120,295		$124,490		(1)	(8)	$114,621		$124,490		(8)
Average loans owned:
Home equity	$63,593		$66,133		$68,466		$71,620		$74,069		(4)	(14)	$64,856		$75,334		(14)
Prime mortgage, including option ARMs	43,007		41,808		41,393		41,628		42,543		3	1	42,411		43,122		(2)
Subprime mortgage	7,840		8,140		8,413		8,774		9,123		(4)	(14)	7,989		9,304		(14)
Other	597		619		643		665		684		(4)	(13)	608		696		(13)
Total average loans owned	$115,037		$116,700		$118,915		$122,687		$126,419		(1)	(9)	$115,864		$128,456		(10)

PCI loans
Period-end loans owned:
Home equity	$19,992		$20,525		$20,971		$21,432		$21,867		(3)	(9)	$19,992		$21,867		(9)
Prime mortgage	12,976		13,366		13,674		14,038		14,395		(3)	(10)	12,976		14,395		(10)
Subprime mortgage	4,448		4,561		4,626		4,702		4,784		(2)	(7)	4,448		4,784		(7)
Option ARMs	19,320		19,985		20,466		21,024		21,565		(3)	(10)	19,320		21,565		(10)
Total period-end loans owned	$56,736		$58,437		$59,737		$61,196		$62,611		(3)	(9)	$56,736		$62,611		(9)
Average loans owned:
Home equity	$20,245		$20,745		$21,184		$21,620		$22,076		(2)	(8)	$20,494		$22,282		(8)
Prime mortgage	13,152		13,524		13,860		14,185		14,590		(3)	(10)	13,337		14,783		(10)
Subprime mortgage	4,488		4,589		4,654		4,717		4,824		(2)	(7)	4,538		4,869		(7)
Option ARMs	19,618		20,227		20,738		21,237		21,823		(3)	(10)	19,920		22,109		(10)
Total average loans owned	$57,503		$59,085		$60,436		$61,759		$63,313		(3)	(9)	$58,289		$64,043		(9)

Total Real Estate Portfolios
Period-end loans owned:
Home equity	$82,318		$85,323		$88,356		$91,118		$94,700		(4)	(13)	$82,318		$94,700		(13)
Prime mortgage, including option ARMs	76,299		75,348		75,456		76,466		77,997		1	(2)	76,299		77,997		(2)
Subprime mortgage	12,151		12,564		12,881		13,254		13,729		(3)	(11)	12,151		13,729		(11)
Other	589		604		633		653		675		(2)	(13)	589		675		(13)
Total period-end loans owned	$171,357		$173,839		$177,326		$181,491		$187,101		(1)	(8)	$171,357		$187,101		(8)
Average loans owned:
Home equity	$83,838		$86,878		$89,650		$93,240		$96,145		(3)	(13)	$85,350		$97,616		(13)
Prime mortgage, including option ARMs	75,777		75,559		75,991		77,050		78,956		-	(4)	75,668		80,014		(5)
Subprime mortgage	12,328		12,729		13,067		13,491		13,947		(3)	(12)	12,527		14,173		(12)
Other	597		619		643		665		684		(4)	(13)	608		696		(13)
Total average loans owned	$172,540		$175,785		$179,351		$184,446		$189,732		(2)	(9)	$174,153		$192,499		(10)
Average assets	163,593		166,373		169,375		173,613		177,698		(2)	(8)	164,975		179,976		(8)
Home equity origination volume	499		402		373		375		360		24	39	901		672		34

(a)
Represents the ratio of MSR net carrying value (period-end) to third-party mortgage loans serviced (period-end) divided by the ratio of annualized loan servicing-related revenue to third-party mortgage loans serviced (average).

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
MORTGAGE BANKING (continued)

REAL ESTATE PORTFOLIOS (continued)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs, excluding PCI loans (a)
Home equity	$236	$333	$257	$1,120	$466	(29)%	(49)%	$569	$1,008	(44)%
Prime mortgage, including option ARMs	16	44	66	143	114	(64)	(86)	60	245	(76)
Subprime mortgage	33	67	92	152	112	(51)	(71)	100	242	(59)
Other	3	4	2	5	4	(25)	(25)	7	9	(22)
Total net charge-offs, excluding PCI loans	$288	$448	$417	$1,420	$696	(36)	(59)	$736	$1,504	(51)
Net charge-off rate, excluding PCI loans (a)
Home equity	1.49%	2.04%	1.49%	6.22%	2.53%			1.77%	2.69%
Prime mortgage, including option ARMs	0.15	0.43	0.63	1.37	1.08			0.29	1.14
Subprime mortgage	1.69	3.34	4.35	6.89	4.94			2.52	5.23
Other	2.02	2.62	1.24	2.99	2.35			2.32	2.60
Total net charge-off rate, excluding PCI loans	1.00	1.56	1.40	4.60	2.21			1.28	2.35
Net charge-off rate - reported (a)
Home equity	1.13%	1.55%	1.14%	4.78%	1.95%			1.34%	2.08%
Prime mortgage, including option ARMs	0.08	0.24	0.35	0.74	0.58			0.16	0.62
Subprime mortgage	1.07	2.13	2.80	4.48	3.23			1.61	3.43
Other	2.02	2.62	1.24	2.99	2.35			2.32	2.60
Total net charge-off rate - reported	0.67	1.03	0.92	3.06	1.48			0.85	1.57

30+ day delinquency rate, excluding PCI loans (b)	4.17%	4.61%	5.03%	5.12%	5.16%			4.17%	5.16%
Allowance for loan losses, excluding PCI loans	$3,268	$4,218	$4,868	$5,568	$6,468	(23)	(49)	$3,268	$6,468	(49)
Allowance for PCI loans	5,711	5,711	5,711	5,711	5,711	-	-	5,711	5,711	-
Allowance for loan losses	$8,979	$9,929	$10,579	$11,279	$12,179	(10)	(26)	$8,979	$12,179	(26)
Nonperforming assets (c)(d)	7,801	8,349	8,439	8,669	7,340	(7)	6	7,801	7,340	6
Allowance for loan losses to period-end loans retained	5.24%	5.71%	5.97%	6.21%	6.51%			5.24%	6.51%
Allowance for loan losses to period-end loans retained,
excluding PCI loans	2.85	3.66	4.14	4.63	5.20			2.85	5.20

(a)
Net charge-offs and net charge-off rates for the three months ended September 30, 2012 included $825 million of charge-offs of Chapter 7 loans. Excluding these charges-offs, net charge-offs for the three months ended September 30, 2012 would have been $402 million, $97 million and $91 million for the home equity, prime mortgage, including option ARMs, and subprime mortgage portfolios, respectively. Net charge-off rates for the same period, excluding these charge-offs and PCI loans, would have been 2.23%, 0.93% and 4.13% for the home equity, prime mortgage, including option ARMs, and subprime mortgage portfolios, respectively. For further information, see Consumer Credit Portfolio on pages 140-142 of JPMorgan Chase's 2012 Annual Report.

(b)	The 30+ day delinquency rate for PCI loans was 17.92%, 19.26%, 20.14%, 20.65% and 21.38% at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively.

(c)	Excludes PCI loans. Because the Firm is recognizing interest income on each pool of PCI loans, they are all considered to be performing.

(d)	Beginning September 30, 2012, nonperforming assets included Chapter 7 loans.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
CARD, MERCHANT SERVICES & AUTO
Card income	$1,067	$1,013	$1,097	$1,032	$1,015	5%	5%	$2,080	$1,963	6%
All other income	261	245	227	248	231	7	13	506	534	(5)
Noninterest revenue	1,328	1,258	1,324	1,280	1,246	6	7	2,586	2,497	4
Net interest income	3,342	3,462	3,484	3,443	3,279	(3)	2	6,804	6,742	1
Total net revenue	4,670	4,720	4,808	4,723	4,525	(1)	3	9,390	9,239	2
Provision for credit losses	564	686	1,250	1,231	734	(18)	(23)	1,250	1,472	(15)
Noninterest expense	1,988	1,943	2,171	1,920	2,096	2	(5)	3,931	4,125	(5)
Income before income tax expense	2,118	2,091	1,387	1,572	1,695	1	25	4,209	3,642	16
Net income	$1,249	$1,272	$840	$954	$1,030	(2)	21	$2,521	$2,213	14

ROE	32%	33%	20%	23%	25%			33%	27%
Overhead ratio	43	41	45	41	46			42	45
Equity (period-end and average)	$15,500	$15,500	$16,500	$16,500	$16,500	-	(6)	$15,500	$16,500	(6)

SELECTED BALANCE SHEET DATA (period-end)
Loans:
Credit Card	$124,288	$121,865	$127,993	$124,537	$124,705	2	-	$124,288	$124,705	-
Auto	50,865	50,552	49,913	48,920	48,468	1	5	50,865	48,468	5
Student	11,040	11,323	11,558	11,868	12,232	(2)	(10)	11,040	12,232	(10)
Total loans	$186,193	$183,740	$189,464	$185,325	$185,405	1	-	$186,193	$185,405	-

SELECTED BALANCE SHEET DATA (average)
Total assets	$196,921	$196,634	$197,606	$196,302	$197,301	-	-	$196,778	$198,375	(1)
Loans:
Credit Card	122,855	123,564	124,729	124,339	125,195	(1)	(2)	123,208	126,405	(3)
Auto	50,677	50,045	49,268	48,399	48,273	1	5	50,362	47,989	5
Student	11,172	11,459	11,710	12,037	12,944	(3)	(14)	11,315	13,146	(14)
Total loans	$184,704	$185,068	$185,707	$184,775	$186,412	-	(1)	$184,885	$187,540	(1)

BUSINESS METRICS
Credit Card, excluding Commercial Card
Sales volume (in billions)	$105.2	$94.7	$101.6	$96.6	$96.0	11	10	$199.9	$182.9	9
New accounts opened	1.5	1.7	1.8	1.6	1.6	(12)	(6)	3.2	3.3	(3)
Open accounts	64.8	64.7	64.5	63.9	63.7	-	2	64.8	63.7	2
Accounts with sales activity	30.0	29.4	30.6	29.1	29.3	2	2	30.0	29.3	2
% of accounts acquired online	53%	52%	58%	52%	49%			52%	48%

Merchant Services (Chase Paymentech Solutions)
Merchant processing volume (in billions)	$185.0	$175.8	$178.6	$163.6	$160.2	5	15	$360.8	$313.0	15
Total transactions (in billions)	8.8	8.3	8.2	7.4	7.1	6	24	17.1	13.9	23

Auto & Student
Origination volume (in billions)
Auto	$6.8	$6.5	$5.5	$6.3	$5.8	5	17	$13.3	$11.6	15
Student	—	0.1	—	0.1	—	NM	-	0.1	0.1	-

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
CARD, MERCHANT SERVICES & AUTO (continued)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs:
Credit Card	$1,014	$1,082	$1,097	$1,116	$1,345	(6)%	(25)%	$2,096	$2,731	(23)%
Auto (a)	23	40	44	90	21	(43)	10	63	54	17
Student	77	64	109	80	119	20	(35)	141	188	(25)
Total net charge-offs	1,114	1,186	1,250	1,286	1,485	(6)	(25)	2,300	2,973	(23)
Net charge-off rate:
Credit Card (b)	3.31%	3.55%	3.50%	3.57%	4.35%			3.43%	4.37%
Auto (a)	0.18	0.32	0.36	0.74	0.17			0.25	0.23
Student	2.76	2.27	3.70	2.64	3.70			2.51	2.88
Total net charge-off rate	2.42	2.60	2.68	2.77	3.22			2.51	3.20

Delinquency rates
30+ day delinquency rate:
Credit Card (c)	1.69	1.94	2.10	2.15	2.14			1.69	2.14
Auto	0.95	0.92	1.25	1.11	0.90			0.95	0.90
Student (d)	2.23	2.06	2.13	2.38	1.95			2.23	1.95
Total 30+ day delinquency rate	1.52	1.67	1.87	1.89	1.80			1.52	1.80
90+ day delinquency rate - Credit Card (c)	0.82	0.97	1.02	0.99	1.04			0.82	1.04

Nonperforming assets (a)(e)	$243	$251	$265	$284	$219	(3)	11	$243	$219	11
Allowance for loan losses:
Credit Card	4,445	4,998	5,501	5,503	5,499	(11)	(19)	4,445	5,499	(19)
Auto & Student	954	954	954	954	1,009	-	(5)	954	1,009	(5)
Total allowance for loan losses	5,399	5,952	6,455	6,457	6,508	(9)	(17)	5,399	6,508	(17)
Allowance for loan losses to period-end loans:
Credit Card (c)	3.58%	4.10%	4.30%	4.42%	4.41%			3.58%	4.41%
Auto & Student	1.54	1.54	1.55	1.57	1.66			1.54	1.66
Total allowance for loan losses to period-end loans	2.90	3.24	3.41	3.49	3.51			2.90	3.51

CARD SERVICES SUPPLEMENTAL INFORMATION
Noninterest revenue	$994	$938	$1,014	$971	$953	6	4	$1,932	$1,902	2
Net interest income	2,863	2,970	3,005	2,923	2,755	(4)	4	5,833	5,683	3
Total net revenue	3,857	3,908	4,019	3,894	3,708	(1)	4	7,765	7,585	2
Provision for credit losses	464	582	1,097	1,116	595	(20)	(22)	1,046	1,231	(15)
Noninterest expense	1,537	1,501	1,710	1,517	1,703	2	(10)	3,038	3,339	(9)
Income before income tax expense	1,856	1,825	1,212	1,261	1,410	2	32	3,681	3,015	22
Net income	$1,093	$1,113	$736	$769	$860	(2)	27	$2,206	$1,839	20

Percentage of average loans:
Noninterest revenue	3.25%	3.08%	3.23%	3.11%	3.06%			3.16%	3.03%
Net interest income	9.35	9.75	9.58	9.35	8.85			9.55	9.04
Total net revenue	12.59	12.83	12.82	12.46	11.91			12.71	12.07

(a)
Net charge-offs and the net charge-off rate for the three months ended September 30, 2012 included $55 million of charge-offs of Chapter 7 loans. Excluding these charge-offs, net charge-offs for the three months ended September 30, 2012 would have been $35 million, and the net charge-off rate would have been 0.29%. Nonperforming assets at June 30, 2013, March, 31, 2013, December 31, 2012 and September 30, 2012 included $38 million, $45 million, $51 million and $65 million, respectively, of Chapter 7 loans.

(b)
Average credit card loans included loans held-for-sale of $28 million, $109 million and $782 million for the three months ended December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and $801 million for the six months ended June 30, 2012 These amounts are excluded when calculating the net charge-off rate. There were no loans held-for-sale for the three months ended June 30, 2013 and March 31, 2013.

(c)
Period-end credit card loans included loans held-for-sale of $106 million and $112 million at September 30, 2012 and June 30, 2012, respectively. There were no loans held-for-sale at June 30, 2013, March 31, 2013 and December 31, 2012. No allowance for loan losses was recorded for these loans. These amounts are excluded when calculating delinquency rates and the allowance for loan losses to period-end loans.

(d)
Excluded student loans insured by U.S. government agencies under the FFELP of $812 million, $881 million, $894 million, $910 million and $931 million at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, that are 30 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(e)
Nonperforming assets excluded student loans insured by U.S. government agencies under the FFELP of $488 million, $523 million, $525 million, $536 million and $547 million at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, that are 90 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)
	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
INCOME STATEMENT
REVENUE
Investment banking fees	$1,717	$1,433	$1,720	$1,429	$1,245	20%	38%	$3,150	$2,620	20%
Principal transactions (a)	3,288	3,961	966	2,263	3,070	(17)	7	7,249	6,281	15
Lending- and deposit-related fees	486	473	499	486	488	3	-	959	963	-
Asset management, administration and commissions	1,289	1,167	1,163	1,104	1,207	10	7	2,456	2,426	1
All other income	391	323	435	290	251	21	56	714	459	56
Noninterest revenue	7,171	7,357	4,783	5,572	6,261	(3)	15	14,528	12,749	14
Net interest income	2,705	2,783	2,859	2,788	2,725	(3)	(1)	5,488	5,575	(2)
TOTAL NET REVENUE (b)	9,876	10,140	7,642	8,360	8,986	(3)	10	20,016	18,324	9

Provision for credit losses	(6)	11	(445)	(60)	29	NM	NM	5	26	(81)

NONINTEREST EXPENSE
Compensation expense	2,988	3,376	2,217	2,755	2,718	(11)	10	6,364	6,341	-
Noncompensation expense	2,754	2,735	2,779	2,595	2,575	1	7	5,489	5,163	6
TOTAL NONINTEREST EXPENSE	5,742	6,111	4,996	5,350	5,293	(6)	8	11,853	11,504	3

Income before income tax expense	4,140	4,018	3,091	3,070	3,664	3	13	8,158	6,794	20
Income tax expense	1,302	1,408	1,086	1,078	1,288	(8)	1	2,710	2,385	14
NET INCOME	$2,838	$2,610	$2,005	$1,992	$2,376	9	19	$5,448	$4,409	24

FINANCIAL RATIOS
ROE (c)	20%	19%	17%	17%	20%			19%	19%
Overhead ratio	58	60	65	64	59			59	63
Compensation expense as a percent of total net revenue (d)	30	33	29	33	30			32	35

REVENUE BY BUSINESS
Advisory	$304	$255	$465	$389	$356	19	(15)	$559	$637	(12)
Equity underwriting	457	273	265	235	250	67	83	730	526	39
Debt underwriting	956	905	990	805	639	6	50	1,861	1,457	28
Total investment banking fees	1,717	1,433	1,720	1,429	1,245	20	38	3,150	2,620	20
Treasury Services	1,051	1,044	1,059	1,064	1,074	1	(2)	2,095	2,126	(1)
Lending	373	498	382	357	370	(25)	1	871	592	47
Total Banking	3,141	2,975	3,161	2,850	2,689	6	17	6,116	5,338	15
Fixed Income Markets (e)	4,078	4,752	3,177	3,726	3,493	(14)	17	8,830	8,509	4
Equity Markets	1,296	1,340	895	1,044	1,043	(3)	24	2,636	2,467	7
Securities Services	1,087	974	995	965	1,078	12	1	2,061	2,040	1
Credit Adjustments & Other (a)(f)	274	99	(586)	(225)	683	177	(60)	373	(30)	NM
Total Markets & Investor Services	6,735	7,165	4,481	5,510	6,297	(6)	7	13,900	12,986	7
TOTAL NET REVENUE	$9,876	$10,140	$7,642	$8,360	$8,986	(3)	10	$20,016	$18,324	9

(a)
Included debit valuation adjustments (“DVA”) on structured notes and derivative liabilities measured at fair value. DVA gains/(losses) were $355 million, $126 million, ($567) million, ($211) million and $755 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and $481 million and ($152) million for the six months ended June 30, 2013 and 2012, respectively.

(b)
Included tax-equivalent adjustments, predominantly due to income tax credits related to affordable housing and alternative energy investments, as well as tax-exempt income from municipal bond investments of $550 million, $529 million, $533 million, $492 million and $494 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and $1.1 billion and $1.0 billion for the six months ended June 30, 2013 and 2012, respectively.

(c)
Return on equity excluding DVA, a non-GAAP financial measure, was 19%, 18%, 20%, 18% and 16% for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and 18% and 19% for the six months ended June 30, 2013 and 2012, respectively. For additional information on this measure, see non-GAAP financial measures on page 42.

(d)
Compensation expense as a percentage of total net revenue excluding DVA, a non-GAAP financial measure, was 31%, 34%, 27%, 32% and 33% for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and 33% and 34% for the six months ended June 30, 2013 and 2012, respectively. For additional information on this measure, see non-GAAP financial measures on page 42.

(e)	Includes results of the synthetic credit portfolio that was transferred from the Chief Investment Office ("CIO") effective July 2, 2012.

(f)
Primarily includes credit portfolio credit valuation adjustments (“CVA”) net of associated hedging activities; DVA on structured notes and derivative liabilities; and nonperforming derivative receivable results.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and headcount data)
	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
SELECTED BALANCE SHEET DATA (period-end)
Assets	$873,527	$872,259	$876,107	$904,090	$897,413	-%	(3)%	$873,527	$897,413	(3)%
Loans:
Loans retained (a)	106,248	112,005	109,501	107,903	114,620	(5)	(7)	106,248	114,620	(7)
Loans held-for-sale and loans at fair value	4,564	5,506	5,749	3,899	2,375	(17)	92	4,564	2,375	92
Total loans	110,812	117,511	115,250	111,802	116,995	(6)	(5)	110,812	116,995	(5)
Equity	56,500	56,500	47,500	47,500	47,500	-	19	56,500	47,500	19

SELECTED BALANCE SHEET DATA (average)
Assets	$878,801	$870,467	$863,890	$841,678	$859,026	1	2	$874,657	$856,578	2
Trading assets - debt and equity instruments	336,118	342,323	333,764	296,811	305,972	(2)	10	339,203	310,574	9
Trading assets - derivative receivables	72,036	71,111	73,519	74,812	74,960	1	(4)	71,576	75,590	(5)
Loans:
Loans retained (a)	107,654	106,793	109,037	111,263	112,952	1	(5)	107,226	110,050	(3)
Loans held-for-sale and loans at fair value	5,950	5,254	5,065	2,809	3,256	13	83	5,604	3,063	83
Total loans	113,604	112,047	114,102	114,072	116,208	1	(2)	112,830	113,113	-

Equity	56,500	56,500	47,500	47,500	47,500	-	19	56,500	47,500	19

Headcount	51,771	51,634	52,022	52,226	52,336	-	(1)	51,771	52,336	(1)

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$(82)	$19	$(217)	$(22)	$(10)	NM	NM	$(63)	$(45)	(40)
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (a)(b)	227	340	535	588	661	(33)	(66)	227	661	(66)
Nonaccrual loans held-for-sale and loans at fair value	148	104	82	213	158	42	(6)	148	158	(6)
Total nonaccrual loans	375	444	617	801	819	(16)	(54)	375	819	(54)

Derivative receivables	448	412	239	282	451	9	(1)	448	451	(1)
Assets acquired in loan satisfactions	46	55	64	77	68	(16)	(32)	46	68	(32)
Total nonperforming assets	869	911	920	1,160	1,338	(5)	(35)	869	1,338	(35)
Allowance for credit losses:
Allowance for loan losses	1,287	1,246	1,300	1,459	1,498	3	(14)	1,287	1,498	(14)
Allowance for lending-related commitments	556	521	473	544	542	7	3	556	542	3
Total allowance for credit losses	1,843	1,767	1,773	2,003	2,040	4	(10)	1,843	2,040	(10)

Net charge-off/(recovery) rate (a)	(0.31)%	0.07%	(0.79)%	(0.08)%	(0.04)%			(0.12)%	(0.08)%
Allowance for loan losses to period-end loans retained (a)	1.21	1.11	1.19	1.35	1.31			1.21	1.31
Allowance for loan losses to period-end loans retained,
excluding trade finance and conduits (c)	2.35	2.17	2.52	2.92	2.75			2.35	2.75
Allowance for loan losses to nonaccrual loans retained (a)(b)	567	366	243	248	227			567	227
Nonaccrual loans to total period-end loans	0.34	0.38	0.54	0.72	0.70			0.34	0.70

(a)	Loans retained includes credit portfolio loans, trade finance loans, other held-for-investment loans and overdrafts.

(b)
Allowance for loan losses of $70 million, $73 million, $153 million, $178 million and $202 million were held against these nonaccrual loans at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively.

(c)
Management uses allowance for loan losses to period-end loans retained, excluding trade finance and conduits, a non-GAAP financial measure, as it is a more relevant metric to reflect the allowance coverage of the retained lending portfolio.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except rankings data and where otherwise noted)
	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
BUSINESS METRICS
Assets under custody ("AUC") by asset class (period-end)
(in billions):
Fixed Income	$11,421	$11,730	$11,745	$11,545	$11,302	(3)%	1%	$11,421	$11,302	1%
Equity	5,961	6,007	5,637	5,328	5,025	(1)	19	5,961	5,025	19
Other (a)	1,547	1,557	1,453	1,346	1,338	(1)	16	1,547	1,338	16
Total AUC	$18,929	$19,294	$18,835	$18,219	$17,665	(2)	7	$18,929	$17,665	7

Client deposits and other third-party liabilities (average)	369,108	357,262	366,544	351,383	348,102	3	6	363,218	352,533	3

Trade finance loans (period-end)	36,375	38,985	35,783	35,142	35,291	(7)	3	36,375	35,291	3

	SIX MONTHS ENDED
	JUNE 30, 2013			FULL YEAR 2012
MARKET SHARES AND RANKINGS (b)	Market Share	Rankings		Market Share	Rankings
Global investment banking fees (c)	8.9%	#1		7.5%	#1
Debt, equity and equity-related
Global	7.4	1		7.2	1
U.S.	11.7	1		11.5	1
Syndicated loans
Global	10.0	1		9.6	1
U.S.	17.3	1		17.6	1
Long-term debt (d)
Global	7.4	1		7.1	1
U.S.	11.9	1		11.6	1
Equity and equity-related
Global (e)	7.5	2		7.8	4
U.S.	11.6	3		10.4	5
Announced M&A (f)
Global	24.3	2		19.8	2
U.S.	37.6	1		24.3	2

(a)	Consists of mutual funds, unit investment trusts, currencies, annuities, insurance contracts, options and other contracts.

(b)
Source: Dealogic. Global investment banking fees reflects the ranking of fees and market share. The remaining rankings reflects transaction volume and market share. Global announced M&A is based on transaction value at announcement; because of joint M&A assignments, M&A market share of all participants will add up to more than 100%. All other transaction volume-based rankings are based on proceeds, with full credit to each book manager/equal if joint.

(c)	Global investment banking fees rankings exclude money market, short-term debt and shelf deals.

(d)
Long-term debt rankings include investment-grade, high-yield, supranationals, sovereigns, agencies, covered bonds, asset-backed securities and mortgage-backed securities; and exclude money market, short-term debt, and U.S. municipal securities.

(e)	Global equity and equity-related ranking includes rights offerings and Chinese A-Shares.

(f)	Announced M&A reflects the removal of any withdrawn transactions. U.S. announced M&A represents any U.S. involvement ranking.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except where otherwise noted)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
INTERNATIONAL METRICS	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
Total net revenue (a)
Europe/Middle East/Africa	$2,955	$3,383	$2,261	$2,443	$2,885	(13)%	2%	$6,338	$5,935	7%
Asia/Pacific	1,403	1,165	939	1,031	1,020	20	38	2,568	2,130	21
Latin America/Caribbean	397	400	337	392	375	(1)	6	797	795	-
Total international net revenue	4,755	4,948	3,537	3,866	4,280	(4)	11	9,703	8,860	10
North America	5,121	5,192	4,105	4,494	4,706	(1)	9	10,313	9,464	9
Total net revenue	$9,876	$10,140	$7,642	$8,360	$8,986	(3)	10	$20,016	$18,324	9

Loans (period-end) (a)
Europe/Middle East/Africa	$32,685	$33,674	$30,266	$27,866	$33,041	(3)	(1)	$32,685	$33,041	(1)
Asia/Pacific	26,616	29,908	27,193	27,215	27,058	(11)	(2)	26,616	27,058	(2)
Latin America/Caribbean	10,434	10,308	10,220	9,730	9,982	1	5	10,434	9,982	5
Total international loans	69,735	73,890	67,679	64,811	70,081	(6)	-	69,735	70,081	-
North America	36,513	38,115	41,822	43,092	44,539	(4)	(18)	36,513	44,539	(18)
Total loans	$106,248	$112,005	$109,501	$107,903	$114,620	(5)	(7)	$106,248	$114,620	(7)

Client deposits and other third-party liabilities (average) (a)
Europe/Middle East/Africa	$139,801	$134,339	$128,620	$125,720	$127,173	4	10	$137,085	$127,484	8
Asia/Pacific	51,666	51,996	53,309	50,862	50,331	(1)	3	51,830	50,264	3
Latin America/Caribbean	15,012	12,180	11,766	10,141	10,453	23	44	13,604	11,153	22
Total international	206,479	198,515	193,695	186,723	187,957	4	10	202,519	188,901	7
North America	162,629	158,747	172,849	164,660	160,145	2	2	160,699	163,632	(2)
Total client deposits and other third-party liabilities	$369,108	$357,262	$366,544	$351,383	$348,102	3	6	$363,218	$352,533	3

AUC (period-end) (in billions) (a)
North America	$10,672	$10,788	$10,504	$10,206	$10,048	(1)	6	$10,672	$10,048	6
All other regions	8,257	8,506	8,331	8,013	7,617	(3)	8	8,257	7,617	8
Total AUC	$18,929	$19,294	$18,835	$18,219	$17,665	(2)	7	$18,929	$17,665	7

(a)
Total net revenue is based primarily on the domicile of the client or location of the trading desk, as applicable. Loans outstanding (excluding loans held-for-sale and loans carried at fair value), client deposits and other third-party liabilities, and AUC are based predominantly on the domicile of the client.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$265	$259	$269	$263	$264	2%	-%	$524	$540	(3)%
Asset management, administration and commissions	30	32	30	30	34	(6)	(12)	62	70	(11)
All other income (a)	256	244	279	293	264	5	(3)	500	509	(2)
Noninterest revenue	551	535	578	586	562	3	(2)	1,086	1,119	(3)
Net interest income	1,177	1,138	1,167	1,146	1,129	3	4	2,315	2,229	4
TOTAL NET REVENUE (b)	1,728	1,673	1,745	1,732	1,691	3	2	3,401	3,348	2

Provision for credit losses	44	39	(3)	(16)	(17)	13	NM	83	60	38

NONINTEREST EXPENSE
Compensation expense (c)	286	289	250	263	245	(1)	17	575	501	15
Noncompensation expense (c)	361	348	342	332	339	4	6	709	674	5
Amortization of intangibles	5	7	7	6	7	(29)	(29)	12	14	(14)
TOTAL NONINTEREST EXPENSE	652	644	599	601	591	1	10	1,296	1,189	9

Income before income tax expense	1,032	990	1,149	1,147	1,117	4	(8)	2,022	2,099	(4)
Income tax expense	411	394	457	457	444	4	(7)	805	835	(4)
NET INCOME	$621	$596	$692	$690	$673	4	(8)	$1,217	$1,264	(4)

Revenue by product:
Lending	$971	$924	$947	$916	$920	5	6	$1,895	$1,812	5
Treasury services	607	605	614	609	603	-	1	1,212	1,205	1
Investment banking	132	118	157	139	129	12	2	250	249	-
Other (d)	18	26	27	68	39	(31)	(54)	44	82	(46)
Total Commercial Banking revenue	$1,728	$1,673	$1,745	$1,732	$1,691	3	2	$3,401	$3,348	2

Investment banking revenue, gross (e)	$385	$341	$443	$431	$384	13	-	$726	$723	-

Revenue by client segment:
Middle Market Banking (f)	$777	$753	$752	$748	$740	3	5	$1,530	$1,471	4
Corporate Client Banking (f)	444	433	492	460	436	3	2	877	867	1
Commercial Term Lending	315	291	312	298	291	8	8	606	584	4
Real Estate Banking	113	112	113	106	114	1	(1)	225	219	3
Other	79	84	76	120	110	(6)	(28)	163	207	(21)
Total Commercial Banking revenue	$1,728	$1,673	$1,745	$1,732	$1,691	3	2	$3,401	$3,348	2

FINANCIAL RATIOS
ROE	18%	18%	29%	29%	28%			18%	27%
Overhead ratio	38	38	34	35	35			38	36

(a)	Includes revenue from investment banking products and commercial card transactions.

(b)
Total net revenue included tax-equivalent adjustments from income tax credits related to equity investments in designated community development entities that provide loans to qualified businesses in low-income communities, as well as tax-exempt income from municipal bond activity of $90 million, $93 million, $73 million, $115 million and $99 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and $183 million and $193 million for the six months ended June 30, 2013 and 2012, respectively.

(c)
Effective July 1, 2012, certain Treasury Services product sales staff supporting CB were transferred from CIB to CB. As a result, compensation expense for these sales staff is now reflected in CB's compensation expense rather than as an allocation from CIB in noncompensation expense. CB's and CIB's previously reported headcount, compensation expense and noncompensation expense have been revised to reflect this transfer.

(d)	Other revenue in the fourth quarter of 2012 included a $49 million year-to-date reclassification of tax equivalent revenue to Corporate/Private Equity.

(e)	Represents the total revenue related to investment banking products sold to CB clients.

(f)
Effective January 1, 2013, the financial results of financial institution clients were transferred to Corporate Client Banking from Middle Market Banking. Prior periods were revised to conform with this presentation.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except headcount and ratio data)
	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$184,124	$184,689	$181,502	$168,124	$163,698	-%	12%	$184,124	$163,698	12%
Loans:
Loans retained (a)	130,487	129,534	126,996	123,173	119,946	1	9	130,487	119,946	9
Loans held-for-sale and loans at fair value	430	851	1,212	549	547	(49)	(21)	430	547	(21)
Total loans	$130,917	$130,385	$128,208	$123,722	$120,493	-	9	$130,917	$120,493	9
Equity	13,500	13,500	9,500	9,500	9,500	-	42	13,500	9,500	42

Period-end loans by client segment:
Middle Market Banking (b)	$52,053	$52,296	$50,552	$48,616	$47,472	-	10	$52,053	$47,472	10
Corporate Client Banking (b)	19,933	20,962	21,707	19,963	19,005	(5)	5	19,933	19,005	5
Commercial Term Lending	45,865	44,374	43,512	42,304	40,972	3	12	45,865	40,972	12
Real Estate Banking	9,395	9,003	8,552	8,563	8,819	4	7	9,395	8,819	7
Other	3,671	3,750	3,885	4,276	4,225	(2)	(13)	3,671	4,225	(13)
Total Commercial Banking loans	$130,917	$130,385	$128,208	$123,722	$120,493	-	9	$130,917	$120,493	9

SELECTED BALANCE SHEET DATA (average)
Total assets	$184,951	$182,620	$171,184	$164,702	$163,423	1	13	$183,792	$162,249	13
Loans:
Loans retained (a)	130,338	128,490	124,507	121,566	117,835	1	11	129,419	115,357	12
Loans held-for-sale and loans at fair value	1,251	800	1,491	552	599	56	109	1,027	740	39
Total loans	$131,589	$129,290	$125,998	$122,118	$118,434	2	11	$130,446	$116,097	12
Client deposits and other third-party liabilities	195,232	195,968	199,297	190,910	193,280	-	1	195,598	196,729	(1)
Equity	13,500	13,500	9,500	9,500	9,500	-	42	13,500	9,500	42

Average loans by client segment:
Middle Market Banking (b)	$52,205	$52,013	$48,953	$47,547	$46,679	-	12	$52,110	$45,755	14
Corporate Client Banking (b)	21,344	21,061	21,755	19,985	18,789	1	14	21,203	18,260	16
Commercial Term Lending	45,087	43,845	42,890	41,658	40,060	3	13	44,469	39,454	13
Real Estate Banking	9,277	8,677	8,450	8,651	8,808	7	5	8,979	8,575	5
Other	3,676	3,694	3,950	4,277	4,098	-	(10)	3,685	4,053	(9)
Total Commercial Banking loans	$131,589	$129,290	$125,998	$122,118	$118,434	2	11	$130,446	$116,097	12

Headcount (c)(d)	6,660	6,511	6,117	6,092	6,042	2	10	6,660	6,042	10

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$9	$(7)	$50	$(18)	$(9)	NM	NM	$2	$3	(33)
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (e)	505	643	644	843	881	(21)	(43)	505	881	(43)
Nonaccrual loans held-for-sale and loans
at fair value	8	26	29	33	36	(69)	(78)	8	36	(78)
Total nonaccrual loans	513	669	673	876	917	(23)	(44)	513	917	(44)

Assets acquired in loan satisfactions	30	12	14	32	36	150	(17)	30	36	(17)
Total nonperforming assets	543	681	687	908	953	(20)	(43)	543	953	(43)
Allowance for credit losses:
Allowance for loan losses	2,691	2,656	2,610	2,653	2,638	1	2	2,691	2,638	2
Allowance for lending-related commitments	183	183	183	196	209	-	(12)	183	209	(12)
Total allowance for credit losses	2,874	2,839	2,793	2,849	2,847	1	1	2,874	2,847	1

Net charge-off/(recovery) rate (f)	0.03%	(0.02)%	0.16%	(0.06)%	(0.03)%			—%	0.01%
Allowance for loan losses to period-end loans retained	2.06	2.05	2.06	2.15	2.20			2.06	2.20
Allowance for loan losses to nonaccrual loans retained (e)	533	413	405	315	299			533	299
Nonaccrual loans to total period-end loans	0.39	0.51	0.52	0.71	0.76			0.39	0.76

(a)
Effective January 1, 2013, whole loan financing agreements, previously reported as other assets, were reclassified as loans. For the three months ended June 30, 2013 and March 31, 2013, the impact on period-end loans was $2.1 billion and $1.7 billion, respectively, and the impact on average loans was $1.8 billion and $1.6 billion, respectively.

(b)
Effective January 1, 2013, the financial results of financial institution clients were transferred to Corporate Client Banking from Middle Market Banking. Prior periods were revised to conform with this presentation.

(c)
Effective July 1, 2012, certain Treasury Services product sales staff supporting CB were transferred from CIB to CB. As a result, compensation expense for these sales staff is now reflected in CB's compensation expense rather than as an allocation from CIB in noncompensation expense. CB's and CIB's previously reported headcount, compensation expense and noncompensation expense have been revised to reflect this transfer.

(d)	Effective January 1, 2013, headcount includes transfers from other business segments largely related to operations, technology and other support staff.

(e)
Allowance for loan losses of $79 million, $99 million, $107 million, $148 million and $143 million was held against nonaccrual loans retained at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively.

(f)	Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
INCOME STATEMENT
REVENUE
Asset management, administration and commissions	$2,018	$1,883	$2,011	$1,708	$1,701	7%	19%	$3,901	$3,322	17%
All other income	138	211	190	199	151	(35)	(9)	349	417	(16)
Noninterest revenue	2,156	2,094	2,201	1,907	1,852	3	16	4,250	3,739	14
Net interest income	569	559	552	552	512	2	11	1,128	995	13
TOTAL NET REVENUE	2,725	2,653	2,753	2,459	2,364	3	15	5,378	4,734	14

Provision for credit losses	23	21	19	14	34	10	(32)	44	53	(17)

NONINTEREST EXPENSE
Compensation expense	1,155	1,170	1,178	1,083	1,024	(1)	13	2,325	2,144	8
Noncompensation expense	716	684	742	625	655	5	9	1,400	1,241	13
Amortization of intangibles	21	22	23	23	22	(5)	(5)	43	45	(4)
TOTAL NONINTEREST EXPENSE	1,892	1,876	1,943	1,731	1,701	1	11	3,768	3,430	10

Income before income tax expense	810	756	791	714	629	7	29	1,566	1,251	25
Income tax expense	310	269	308	271	238	15	30	579	474	22
NET INCOME	$500	$487	$483	$443	$391	3	28	$987	$777	27

REVENUE BY CLIENT SEGMENT
Private Banking	$1,483	$1,446	$1,441	$1,365	$1,341	3	11	$2,929	$2,620	12
Institutional	588	589	729	563	537	-	9	1,177	1,094	8
Retail	654	618	583	531	486	6	35	1,272	1,020	25
TOTAL NET REVENUE	$2,725	$2,653	$2,753	$2,459	$2,364	3	15	$5,378	$4,734	14

FINANCIAL RATIOS
ROE	22%	22%	27%	25%	22%			22%	22%
Overhead ratio	69	71	71	70	72			70	72
Pretax margin ratio	30	29	29	29	27			29	26

SELECTED BALANCE SHEET DATA (period-end)
Total assets	$115,157	$109,734	$108,999	$103,608	$98,704	5	17	$115,157	$98,704	17
Loans (a)	86,043	81,403	80,216	74,924	70,470	6	22	86,043	70,470	22
Deposits	137,289	139,679	144,579	129,653	128,251	(2)	7	137,289	128,251	7
Equity	9,000	9,000	7,000	7,000	7,000	-	29	9,000	7,000	29

SELECTED BALANCE SHEET DATA (average)
Total assets	$111,431	$107,911	$104,232	$99,209	$96,670	3	15	$109,681	$93,126	18
Loans	83,621	80,002	76,528	71,824	67,093	5	25	81,821	63,202	29
Deposits	136,577	139,441	133,693	127,487	128,087	(2)	7	138,001	127,811	8
Equity	9,000	9,000	7,000	7,000	7,000	-	29	9,000	7,000	29

Headcount	19,026	18,604	18,465	18,070	17,660	2	8	19,026	17,660	8

(a)
At June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, included $14.8 billion, $12.7 billion, $10.9 billion, $8.9 billion and $6.7 billion of prime mortgage loans reported in the Consumer, excluding credit card, loan portfolio, respectively. For the same periods, excluded $4.8 billion, $5.6 billion, $6.7 billion, $8.2 billion and $9.9 billion of prime mortgage loans reported in the CIO portfolio within the Corporate/Private Equity segment, respectively.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
BUSINESS METRICS
Number of client advisors	2,804	2,797	2,821	2,826	2,739	-%	2%	2,804	2,739	2%
% of customer assets in 4 & 5 Star Funds (a)	52%	51%	47%	45%	43%			52%	43%
% of AUM in 1st and 2nd quartiles: (b)
1 year	73	70	67	69	65			73	65
3 years	77	74	74	78	72			77	72
5 years	76	75	76	77	74			76	74

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$4	$23	$3	$6	$28	(83)	(86)	$27	$55	(51)
Nonaccrual loans	244	259	250	227	256	(6)	(5)	244	256	(5)
Allowance for credit losses:
Allowance for loan losses	270	249	248	229	220	8	23	270	220	23
Allowance for lending-related commitments	6	5	5	5	6	20	-	6	6	-
Total allowance for credit losses	276	254	253	234	226	9	22	276	226	22
Net charge-off rate	0.02%	0.12%	0.02%	0.03%	0.17%			0.07%	0.18%
Allowance for loan losses to period-end loans	0.31	0.31	0.31	0.31	0.31			0.31	0.31
Allowance for loan losses to nonaccrual loans	111	96	99	101	86			111	86
Nonaccrual loans to period-end loans	0.28	0.32	0.31	0.30	0.36			0.28	0.36

AM FIRMWIDE DISCLOSURES (c)
Total net revenue	$3,226	$3,112	$3,164	$2,843	$2,726	4	18	$6,338	$5,436	17
Client assets (in billions) (d)	2,323	2,332	2,244	2,172	2,098	-	11	2,323	2,098	11
Number of client advisors	5,828	5,795	5,784	5,860	5,814	1	-	5,828	5,814	-

(a)	Derived from Morningstar for the U.S., the U.K., Luxembourg, France, Hong Kong and Taiwan; and Nomura for Japan.

(b)	Quartile ranking sourced from: Lipper for the U.S. and Taiwan; Morningstar for the U.K., Luxembourg, France and Hong Kong; and Nomura for Japan.

(c)
Includes Chase Wealth Management ("CWM"), which is a unit of Consumer & Business Banking. The firmwide metrics are presented in order to capture AM's partnership with CWM. Management reviews firmwide metrics in assessing the financial performance of AM's client asset management business.

(d)	Excludes CWM client assets that are managed by AM.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

						Jun 30, 2013
						Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Jun 30,
CLIENT ASSETS	2013	2013	2012	2012	2012	2013	2012
Assets by asset class
Liquidity	$431	$454	$458	$437	$452	(5)%	(5)%
Fixed income	325	331	330	326	309	(2)	5
Equity	316	312	277	266	250	1	26
Multi-asset and alternatives	398	386	361	352	336	3	18
TOTAL ASSETS UNDER MANAGEMENT	1,470	1,483	1,426	1,381	1,347	(1)	9
Custody/brokerage/administration/deposits	687	688	669	650	621	-	11
TOTAL CLIENT ASSETS	$2,157	$2,171	$2,095	$2,031	$1,968	(1)	10

MEMO:
Alternatives client assets (a)	$147	$144	$142	$142	$144	2	2

Assets by client segment
Private Banking	$340	$339	$318	$311	$297	-	14
Institutional	723	749	741	710	702	(3)	3
Retail	407	395	367	360	348	3	17
TOTAL ASSETS UNDER MANAGEMENT	$1,470	$1,483	$1,426	$1,381	$1,347	(1)	9

Private Banking	$910	$909	$877	$852	$816	-	12
Institutional	723	749	741	710	702	(3)	3
Retail	524	513	477	469	450	2	16
TOTAL CLIENT ASSETS	$2,157	$2,171	$2,095	$2,031	$1,968	(1)	10

Mutual fund assets by asset class
Liquidity	$379	$400	$410	$390	$408	(5)	(7)
Fixed income	139	142	136	128	119	(2)	17
Equity	164	159	139	134	124	3	32
Multi-asset and alternatives	60	53	46	46	43	13	40
TOTAL MUTUAL FUND ASSETS	$742	$754	$731	$698	$694	(2)	7

(a)	Represents assets under management, as well as client balances in brokerage accounts.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)
						SIX MONTHS ENDED
	QUARTERLY TRENDS					JUNE 30,

	2Q13	1Q13	4Q12	3Q12	2Q12	2013	2012
CLIENT ASSETS (continued)
Assets under management rollforward
Beginning balance	$1,483	$1,426	$1,381	$1,347	$1,382	$1,426	$1,336
Net asset flows:
Liquidity	(22)	(2)	22	(15)	(24)	(24)	(48)
Fixed income	4	2	—	12	6	6	15
Equity	7	15	4	1	3	22	3
Multi-asset and alternatives	14	13	6	6	4	27	11
Market/performance/other impacts	(16)	29	13	30	(24)	13	30
Ending balance	$1,470	$1,483	$1,426	$1,381	$1,347	$1,470	$1,347

Client assets rollforward
Beginning balance	$2,171	$2,095	$2,031	$1,968	$2,013	$2,095	$1,921
Net asset flows	(4)	20	48	10	(6)	16	2
Market/performance/other impacts	(10)	56	16	53	(39)	46	45
Ending balance	$2,157	$2,171	$2,095	$2,031	$1,968	$2,157	$1,968

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions, except where otherwise noted)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
INTERNATIONAL METRICS	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
Total net revenue: (in millions) (a)
Europe/Middle East/Africa	$435	$437	$471	$386	$379	-%	15%	$872	$784	11%
Asia/Pacific	291	277	256	245	230	5	27	568	466	22
Latin America/Caribbean	230	206	240	191	166	12	39	436	341	28
North America	1,769	1,733	1,786	1,637	1,589	2	11	3,502	3,143	11
Total net revenue	$2,725	$2,653	$2,753	$2,459	$2,364	3	15	$5,378	$4,734	14

Assets under management:
Europe/Middle East/Africa	$261	$270	$258	$267	$261	(3)	-	$261	$261	-
Asia/Pacific	124	123	114	112	103	1	20	124	103	20
Latin America/Caribbean	40	39	45	42	41	3	(2)	40	41	(2)
North America	1,045	1,051	1,009	960	942	(1)	11	1,045	942	11
Total assets under management	$1,470	$1,483	$1,426	$1,381	$1,347	(1)	9	$1,470	$1,347	9

Client assets:
Europe/Middle East/Africa	$317	$328	$317	$325	$315	(3)	1	$317	$315	1
Asia/Pacific	171	170	160	155	144	1	19	171	144	19
Latin America/Caribbean	105	106	110	106	101	(1)	4	105	101	4
North America	1,564	1,567	1,508	1,445	1,408	-	11	1,564	1,408	11
Total client assets	$2,157	$2,171	$2,095	$2,031	$1,968	(1)	10	$2,157	$1,968	10

(a)	Regional revenue is based on the domicile of the client.

JPMORGAN CHASE & CO.
CORPORATE/PRIVATE EQUITY
FINANCIAL HIGHLIGHTS
(in millions, except headcount data)

	QUARTERLY TRENDS											SIX MONTHS ENDED JUNE 30,
								2Q13 Change						2013 Change
	2Q13	1Q13	4Q12	3Q12		2Q12		1Q13		2Q12		2013	2012	2012
INCOME STATEMENT (a)
REVENUE
Principal transactions (b)	$393	$(262)	$159	$(304)		$(3,576)	(f)	NM	%	NM	%	$131	$(4,123)	NM	%
Securities gains	124	509	103	459		1,013		(76)		(88)		633	1,462	(57)
All other income	(227)	114	142	1,042	(e)	150		NM		NM		(113)	1,250	NM
Noninterest revenue	290	361	404	1,197		(2,413)		(20)		NM		651	(1,411)	NM
Net interest income	(676)	(594)	(528)	(605)		(186)		(14)		(263)		(1,270)	(148)	NM
TOTAL NET REVENUE (c)	(386)	(233)	(124)	592		(2,599)		(66)		85		(619)	(1,559)	60

Provision for credit losses	5	(3)	(6)	(11)		(11)		NM		NM		2	(20)	NM

NONINTEREST EXPENSE
Compensation expense	624	573	545	455		523		9		19		1,197	1,221	(2)
Noncompensation expense (d)	1,345	642	1,151	1,461		1,169		110		15		1,987	4,360	(54)
Subtotal	1,969	1,215	1,696	1,916		1,692		62		16		3,184	5,581	(43)
Net expense allocated to other businesses	(1,253)	(1,213)	(1,176)	(1,183)		(1,148)		(3)		(9)		(2,466)	(2,275)	(8)
TOTAL NONINTEREST EXPENSE	716	2	520	733		544		NM		32		718	3,306	(78)

Income/(loss) before income tax expense/(benefit)	(1,107)	(232)	(638)	(130)		(3,132)		(377)		65		(1,339)	(4,845)	72
Income tax expense/(benefit)	(555)	(482)	(1,161)	(358)		(1,370)		(15)		59		(1,037)	(2,072)	50
NET INCOME/(LOSS)	$(552)	$250	$523	$228		$(1,762)		NM		69		$(302)	$(2,773)	89

MEMO:
TOTAL NET REVENUE
Private Equity	$410	$(276)	$72	$(135)		$410		NM		-		$134	$664	(80)
Treasury and Chief Investment Office ("CIO")	(648)	113	(110)	713		(3,434)		NM		81		(535)	(3,667)	85
Other Corporate (a)	(148)	(70)	(86)	14		425		(111)		NM		(218)	1,444	NM
TOTAL NET REVENUE	$(386)	$(233)	$(124)	$592		$(2,599)		(66)		85		$(619)	$(1,559)	60

NET INCOME/(LOSS)
Private Equity	$212	$(182)	$50	$(89)		$197		NM		8		$30	$331	(91)
Treasury and CIO	(429)	24	(157)	369		(2,078)		NM		79		(405)	(2,305)	82
Other Corporate (a)	(335)	408	630	(52)		119		NM		NM		73	(799)	NM
TOTAL NET INCOME/(LOSS)	$(552)	$250	$523	$228		$(1,762)		NM		69		$(302)	$(2,773)	89

TOTAL ASSETS (period-end) (a)	$806,297	$763,765	$725,251	$681,860		$663,681		6		21		$806,297	$663,681	21

Headcount (a)	18,720	18,026	17,758	17,577		16,880		4		11		18,720	16,880	11

(a)
For the 2012 periods, certain income statement (including net expense allocated to other businesses) and balance sheet line items, as well as headcount were revised to reflect the transfer of certain functions and staff from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10.

(b)
During the third quarter of 2012, CIO effectively closed out the index credit derivative positions that were retained following the transfer of the synthetic credit portfolio to the CIB on July 2, 2012. Principal transactions revenue included losses in CIO on this portfolio of $449 million for the three months ended September 30, 2012. Also included losses in CIO of $4.4 billion and $1.4 billion on the synthetic credit portfolio for the three months ended June 30, 2012 and March 31, 2012, respectively. Results of the portfolio that was transferred to CIB are not included herein.

(c)
Included tax-equivalent adjustments, predominantly due to tax-exempt income from municipal bond investments of $105 million, $103 million, $117 million, $109 million and $118 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and $208 million and $217 million for the six months ended June 30, 2013 and 2012, respectively.

(d)
Included litigation expense of $0.6 billion, $0.2 billion, $0.7 billion and $0.3 billion for the three months ended June 30, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively (litigation expense for the three months ended March, 31, 2013 was not material), and $0.6 billion and $2.8 billion for the six months ended June 30, 2013 and 2012, respectively.

(e)
Included an extinguishment gain of $888 million related to the redemption of trust preferred securities ("TruPS") for the three months ended September 30, 2012; the gain related to adjustments applied to the cost basis of these securities during the period they were in a qualifying hedge accounting relationship.

(f)	Included a gain of $545 million, reflecting the recovery on a Bear Stearns-related subordinated loan.

JPMORGAN CHASE & CO.
CORPORATE/PRIVATE EQUITY
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
SUPPLEMENTAL INFORMATION

TREASURY and CHIEF INVESTMENT OFFICE ("CIO")
Securities gains	$123	$503	$103	$459	$1,013	(76)%	(88)%	$626	$1,466	(57)%
Investment securities portfolio (average)	355,920	365,639	362,867	348,571	359,130	(3)	(1)	360,753	360,366	-
Investment securities portfolio (period-end)	349,044	360,230	365,421	360,268	348,610	(3)	-	349,044	348,610	-
Mortgage loans (average)	5,556	6,516	7,882	9,469	11,012	(15)	(50)	6,033	11,824	(49)
Mortgage loans (period-end)	4,955	5,914	7,037	8,574	10,332	(16)	(52)	4,955	10,332	(52)

PRIVATE EQUITY
Private equity gains/(losses)
Direct investments
Realized gains/(losses)	$40	$48	$(8)	$75	$(116)	(17)	NM	$88	$(50)	NM
Unrealized gains/(losses) (a)	375	(327)	11	(140)	589	NM	(36)	48	768	(94)
Total direct investments	415	(279)	3	(65)	473	NM	(12)	136	718	(81)
Third-party fund investments	24	20	87	(27)	(9)	20	NM	44	74	(41)
Total private equity gains/(losses) (b)	$439	$(259)	$90	$(92)	$464	NM	(5)	$180	$792	(77)

Private equity portfolio information
Direct investments
Publicly-held securities
Carrying value	$550	$578	$578	$637	$863	(5)	(36)	$550	$863	(36)
Cost	346	350	350	384	436	(1)	(21)	346	436	(21)
Quoted public value	550	578	578	673	909	(5)	(39)	550	909	(39)
Privately-held direct securities
Carrying value	5,448	5,088	5,379	5,313	4,931	7	10	5,448	4,931	10
Cost	6,831	6,816	6,584	6,662	6,362	-	7	6,831	6,362	7
Third-party fund investments (c)
Carrying value	1,958	2,047	2,117	2,119	2,113	(4)	(7)	1,958	2,113	(7)
Cost	1,968	1,967	1,963	2,018	1,952	-	1	1,968	1,952	1
Total private equity portfolio
Carrying value	$7,956	$7,713	$8,074	$8,069	$7,907	3	1	$7,956	$7,907	1
Cost	9,145	9,133	8,897	9,064	8,750	-	5	9,145	8,750	5

(a)	Unrealized gains/(losses) contain reversals of unrealized gains and losses that were recognized in prior periods and have now been realized.

(b)	Included in principal transactions revenue in the Consolidated Statements of Income.

(c)
Unfunded commitments to third-party private equity funds were $251 million, $323 million, $370 million, $398 million and $524 at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION
(in millions)
						Jun 30, 2013
						Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Jun 30,
	2013	2013	2012	2012	2012	2013	2012
CREDIT EXPOSURE
Consumer, excluding credit card loans (a)
Loans retained, excluding PCI loans
Home equity	$62,326	$64,798	$67,385	$69,686	$72,833	(4)%	(14)%
Prime mortgage, including option ARMs	79,179	77,626	76,256	75,636	76,064	2	4
Subprime mortgage	7,703	8,003	8,255	8,552	8,945	(4)	(14)
Auto	50,865	50,552	49,913	48,920	48,468	1	5
Business banking	18,730	18,739	18,883	18,568	18,218	-	3
Student and other	11,849	11,927	12,191	12,521	12,907	(1)	(8)
Total loans retained, excluding PCI loans	230,652	231,645	232,883	233,883	237,435	-	(3)
Loans - PCI
Home equity	19,992	20,525	20,971	21,432	21,867	(3)	(9)
Prime mortgage	12,976	13,366	13,674	14,038	14,395	(3)	(10)
Subprime mortgage	4,448	4,561	4,626	4,702	4,784	(2)	(7)
Option ARMs	19,320	19,985	20,466	21,024	21,565	(3)	(10)
Total loans - PCI	56,736	58,437	59,737	61,196	62,611	(3)	(9)
Total loans retained	287,388	290,082	292,620	295,079	300,046
Loans held-for-sale	708	—	—	—	—
Total consumer, excluding credit card loans	288,096	290,082	292,620	295,079	300,046	(1)	(4)

Credit card loans
Loans retained (b)	124,288	121,865	127,993	124,431	124,593	2	-
Loans held-for-sale	—	—	—	106	112	-	NM
Total credit card loans	124,288	121,865	127,993	124,537	124,705	2	-
Total consumer loans	412,384	411,947	420,613	419,616	424,751	-	(3)

Wholesale loans (c)
Loans retained	308,208	310,582	306,222	297,576	298,888	(1)	3
Loans held-for-sale and loans at fair value	4,994	6,357	6,961	4,755	3,932	(21)	27
Total wholesale loans	313,202	316,939	313,183	302,331	302,820	(1)	3

Total loans	725,586	728,886	733,796	721,947	727,571	-	-

Derivative receivables	73,751	70,609	74,983	79,963	85,543	4	(14)
Receivables from customers and other (d)	23,852	30,111	23,761	18,946	20,131	(21)	18
Total credit-related assets	97,603	100,720	98,744	98,909	105,674	(3)	(8)

Lending-related commitments
Consumer, excluding credit card	62,303	60,874	60,156	62,183	62,438	2	-
Credit card	532,359	537,455	533,018	534,333	534,267	(1)	-
Wholesale	445,472	435,281	434,814	422,557	419,641	2	6
Total lending-related commitments	1,040,134	1,033,610	1,027,988	1,019,073	1,016,346	1	2

Total credit exposure	$1,863,323	$1,863,216	$1,860,528	$1,839,929	$1,849,591	-	1

Memo: Total by category
Consumer exposure (e)	$1,007,175	$1,010,399	$1,013,900	$1,016,241	$1,021,563	-	(1)
Wholesale exposures (f)	856,148	852,817	846,628	823,688	828,028	-	3
Total credit exposure	$1,863,323	$1,863,216	$1,860,528	$1,839,929	$1,849,591	-	1

(a)	Includes loans reported in CCB, and prime mortgage loans reported in the AM business segment and in Corporate/Private Equity.

(b)	Includes accrued interest and fees net of an allowance for the uncollectible portion of accrued interest and fee income.

(c)	Includes loans reported in CIB, CB and AM business segments and Corporate/Private Equity.

(d)
Predominantly includes receivables from customers, which represent margin loans to prime and retail brokerage customers; these are classified in accrued interest and accounts receivable on the Consolidated Balance Sheets.

(e)	Represents total consumer loans and consumer lending-related commitments.

(f)	Represents total wholesale loans, wholesale lending-related commitments, derivative receivables and receivables from customers.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Jun 30, 2013
						Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Jun 30,
	2013	2013	2012	2012	2012	2013	2012
NONPERFORMING ASSETS
Consumer, excluding credit card loans
Home equity (a)	$2,986	$3,104	$3,208	$3,254	$2,615	(4)%	14%
Prime mortgage, including option ARMs (a)	3,330	3,479	3,445	3,570	3,139	(4)	6
Subprime mortgage (a)	1,594	1,792	1,807	1,868	1,544	(11)	3
Auto (a)	126	135	163	172	101	(7)	25
Business banking	454	458	481	521	587	(1)	(23)
Student and other	86	80	70	75	83	8	4
Total consumer, excluding credit card loans	8,576	9,048	9,174	9,460	8,069	(5)	6

Total credit card loans	1	1	1	1	1	-	-

Total consumer nonaccrual loans (b)	8,577	9,049	9,175	9,461	8,070	(5)	6

Wholesale loans
Loans retained	1,001	1,247	1,434	1,663	1,804	(20)	(45)
Loans held-for-sale and loans at fair value	156	130	111	246	194	20	(20)
Total wholesale loans	1,157	1,377	1,545	1,909	1,998	(16)	(42)

Total nonaccrual loans	9,734	10,426	10,720	11,370	10,068	(7)	(3)

Derivative receivables	448	412	239	282	451	9	(1)
Assets acquired in loan satisfactions	714	746	775	829	878	(4)	(19)
Total nonperforming assets (c)	10,896	11,584	11,734	12,481	11,397	(6)	(4)
Wholesale lending-related commitments (d)	283	244	355	586	565	16	(50)
Total nonperforming exposure (c)	$11,179	$11,828	$12,089	$13,067	$11,962	(5)	(7)

NONACCRUAL LOAN-RELATED RATIOS
Total nonaccrual loans to total loans	1.34%	1.43%	1.46%	1.57%	1.38%
Total consumer, excluding credit card nonaccrual loans to
total consumer, excluding credit card loans	2.98	3.12	3.14	3.21	2.69
Total wholesale nonaccrual loans to total
wholesale loans	0.37	0.43	0.49	0.63	0.66

NONPERFORMING ASSETS BY LINE OF BUSINESS
Consumer & Community Banking (a)(b)	$9,171	$9,666	$9,791	$10,096	$8,766	(5)	5
Corporate & Investment Bank	869	911	920	1,160	1,338	(5)	(35)
Commercial Banking	543	681	687	908	953	(20)	(43)
Asset Management	247	263	263	242	271	(6)	(9)
Corporate/Private Equity (e)	66	63	73	75	69	5	(4)
TOTAL	$10,896	$11,584	$11,734	$12,481	$11,397	(6)	(4)

(a)
Included $1.9 billion, $1.9 billion, $1.8 billion and $1.7 billion of Chapter 7 loans at June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, consisting of $947 million, $947 million, $890 million and $820 million of home equity loans, $554 million, $510 million, $500 million and $481 million of prime mortgage, including option ARM loans, $374 million, $358 million, $357 million and $356 million of subprime mortgage loans, and $38 million, $45 million, $51 million and $65 million of auto loans, respectively.

(b)	Excludes PCI loans. Because the Firm is recognizing interest income on each pool of PCI loans, they are all considered to be performing.

(c)
At June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $10.1 billion, $10.9 billion, $10.6 billion, $11.0 billion and $11.9 billion, respectively, that are 90 or more days past due; (2) real estate owned insured by U.S. government agencies of $1.8 billion, $1.7 billion, $1.6 billion, $1.5 billion and $1.3 billion, respectively; and (3) student loans insured by U.S. government agencies under the FFELP $488 million, $523 million, $525 million, $536 million and $547 million, respectively, that are 90 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally. In addition, the Firm's policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance issued by the Federal Financial Institutions Examination Council (“FFIEC”). Credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification about a specified event (e.g., bankruptcy of the borrower), whichever is earlier.

(d)	Represents commitments that are risk rated as nonaccrual.

(e)	Predominantly relates to retained prime mortgage loans.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
GROSS CHARGE-OFFS
Consumer, excluding credit card loans (a)	$575	$720	$804	$1,813	$1,054	(20)%	(45)%	$1,295	$2,188	(41)%
Credit card loans	1,166	1,248	1,261	1,284	1,583	(7)	(26)	2,414	3,210	(25)
Total consumer loans	1,741	1,968	2,065	3,097	2,637	(12)	(34)	3,709	5,398	(31)
Wholesale loans	50	66	133	48	73	(24)	(32)	116	165	(30)
Total loans	$1,791	$2,034	$2,198	$3,145	$2,710	(12)	(34)	$3,825	$5,563	(31)

GROSS RECOVERIES
Consumer, excluding credit card loans	$119	$112	$115	$125	$130	6	(8)	$231	$268	(14)
Credit card loans	152	166	164	168	238	(8)	(36)	318	479	(34)
Total consumer loans	271	278	279	293	368	(3)	(26)	549	747	(27)
Wholesale loans	117	31	291	82	64	277	83	148	151	(2)
Total loans	$388	$309	$570	$375	$432	26	(10)	$697	$898	(22)

NET CHARGE-OFFS/(RECOVERIES)
Consumer, excluding credit card loans (a)	$456	$608	$689	$1,688	$924	(25)	(51)	$1,064	$1,920	(45)
Credit card loans	1,014	1,082	1,097	1,116	1,345	(6)	(25)	2,096	2,731	(23)
Total consumer loans	1,470	1,690	1,786	2,804	2,269	(13)	(35)	3,160	4,651	(32)
Wholesale loans	(67)	35	(158)	(34)	9	NM	NM	(32)	14	NM
Total loans	$1,403	$1,725	$1,628	$2,770	$2,278	(19)	(38)	$3,128	$4,665	(33)

NET CHARGE-OFF/(RECOVERY) RATES
Consumer retained, excluding credit card loans (a)	0.63%	0.85%	0.93%	2.26%	1.23%			0.74%	1.27%
Credit card retained loans	3.31	3.55	3.50	3.57	4.35			3.43	4.37
Total consumer retained loans	1.43	1.65	1.70	2.65	2.14			1.54	2.17
Wholesale retained loans	(0.09)	0.05	(0.21)	(0.05)	0.01			(0.02)	0.01
Total retained loans	0.78	0.97	0.90	1.53	1.27			0.88	1.31
Consumer retained loans, excluding credit card and
PCI loans (a)	0.79	1.06	1.18	2.85	1.55			0.92	1.61
Consumer retained loans, excluding PCI loans (a)	1.66	1.92	1.99	3.10	2.51			1.79	2.55
Total retained, excluding PCI loans	0.85	1.06	0.98	1.68	1.40			0.95	1.44

Memo: Average retained loans
Consumer retained, excluding credit card loans	$289,158	$291,588	$293,544	$297,472	$302,523	(1)	(4)	$290,366	$304,590	(5)
Credit card retained loans	122,855	123,564	124,701	124,230	124,413	(1)	(1)	123,208	125,604	(2)
Total average retained consumer loans	412,013	415,152	418,245	421,702	426,936	(1)	(3)	413,574	430,194	(4)
Wholesale retained loans	308,277	303,919	300,690	297,369	292,942	1	5	306,110	284,853	7
Total average retained loans	$720,290	$719,071	$718,935	$719,071	$719,878	-	-	$719,684	$715,047	1

Consumer retained, excluding credit card and
PCI loans	$231,655	$232,503	$233,108	$235,713	$239,210	-	(3)	$232,077	$240,548	(4)
Consumer retained, excluding PCI loans	354,510	356,067	357,809	359,943	363,623	-	(3)	355,284	366,151	(3)
Total retained, excluding PCI loans	662,776	659,972	658,479	657,293	656,547	-	1	661,382	650,985	2

(a)
Net charge-offs and net charge-off rates for the three months ended September 30, 2012 included $825 million and $55 million of Chapter 7 loans related to residential real estate and auto loans, respectively. Excluding these charge-offs, consumer retained loans, excluding credit card, consumer retained loans, excluding credit card and PCI loans, and consumer retained loans, excluding PCI loans net charge-off rates would have been 1.08%, 1.36% and 2.13%, respectively, for the three months ended September 30, 2012. For further information, see Consumer Credit Portfolio on pages 56-65 of JPMorgan Chase's 1Q13 Form 10-Q.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
SUMMARY OF CHANGES IN THE ALLOWANCES
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$20,780	$21,936	$22,824	$23,791	$25,871	(5)%	(20)%	$21,936	$27,609	(21)%
Net charge-offs	1,403	1,725	1,628	2,770	2,278	(19)	(38)	3,128	4,665	(33)
Provision for loan losses	10	569	740	1,801	200	(98)	(95)	579	846	(32)
Other	(3)	—	—	2	(2)	NM	(50)	(3)	1	NM
Ending balance	$19,384	$20,780	$21,936	$22,824	$23,791	(7)	(19)	$19,384	$23,791	(19)

ALLOWANCE FOR LENDING-RELATED COMMITMENTS
Beginning balance	$716	$668	$752	$764	$750	7	(5)	$668	$673	(1)
Provision for lending-related commitments	37	48	(84)	(12)	14	(23)	164	85	94	(10)
Other	—	—	—	—	—	-	-	—	(3)	NM
Ending balance	$753	$716	$668	$752	$764	5	(1)	$753	$764	(1)

Total allowance for credit losses	$20,137	$21,496	$22,604	$23,576	$24,555	(6)	(18)	$20,137	$24,555	(18)

ALLOWANCE FOR LOAN LOSSES BY LOB
Consumer & Community Banking	$15,095	$16,599	$17,752	$18,454	$19,405	(9)	(22)	$15,095	$19,405	(22)
Corporate & Investment Bank	1,287	1,246	1,300	1,459	1,498	3	(14)	1,287	1,498	(14)
Commercial Banking	2,691	2,656	2,610	2,653	2,638	1	2	2,691	2,638	2
Asset Management	270	249	248	229	220	8	23	270	220	23
Corporate/Private Equity	41	30	26	29	30	37	37	41	30	37
Total	$19,384	$20,780	$21,936	$22,824	$23,791	(7)	(19)	$19,384	$23,791	(19)

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Jun 30, 2013
						Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Jun 30,
	2013	2013	2012	2012	2012	2013	2012
ALLOWANCE COMPONENTS AND RATIOS
ALLOWANCE FOR LOAN LOSSES
Consumer, excluding credit card
Asset-specific (a)	$713	$771	$729	$918	$1,004	(8)%	(29)%
Formula-based	4,267	5,163	5,852	6,359	7,228	(17)	(41)
PCI	5,711	5,711	5,711	5,711	5,711	-	-
Total consumer, excluding credit card	10,691	11,645	12,292	12,988	13,943	(8)	(23)
Credit card
Asset-specific (a)	1,227	1,434	1,681	1,909	1,977	(14)	(38)
Formula-based	3,218	3,564	3,820	3,594	3,522	(10)	(9)
Total credit card	4,445	4,998	5,501	5,503	5,499	(11)	(19)
Total consumer	15,136	16,643	17,793	18,491	19,442	(9)	(22)
Wholesale
Asset-specific (a)	228	228	319	388	407	-	(44)
Formula-based	4,020	3,909	3,824	3,945	3,942	3	2
Total wholesale	4,248	4,137	4,143	4,333	4,349	3	(2)
Total allowance for loan losses	19,384	20,780	21,936	22,824	23,791	(7)	(19)
Allowance for lending-related commitments	753	716	668	752	764	5	(1)
Total allowance for credit losses	$20,137	$21,496	$22,604	$23,576	$24,555	(6)	(18)

CREDIT RATIOS
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	3.72%	4.01%	4.20%	4.40%	4.65%
Credit card allowance to total credit card retained loans	3.58	4.10	4.30	4.42	4.41
Wholesale allowance to total wholesale retained loans	1.38	1.33	1.35	1.46	1.46
Wholesale allowance to total wholesale retained loans,
excluding trade finance and conduits (b)	1.65	1.61	1.66	1.80	1.81
Total allowance to total retained loans	2.69	2.88	3.02	3.18	3.29
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (c)(d)	125	129	134	137	173
Allowance, excluding credit card allowance, to retained non-
accrual loans, excluding credit card nonaccrual loans (c)(d)	156	153	155	156	185
Wholesale allowance to wholesale retained nonaccrual loans	424	332	289	261	241
Total allowance to total retained nonaccrual loans (d)	202	202	207	205	241

CREDIT RATIOS, excluding PCI loans
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	2.16	2.56	2.83	3.11	3.47
Total allowance to total retained loans	2.06	2.27	2.43	2.61	2.74
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (c)(d)	58	66	72	77	102
Allowance, excluding credit card allowance, to retained non-
accrual loans, excluding credit card nonaccrual loans (c)(d)	96	98	101	104	127
Total allowance to total retained nonaccrual loans (d)	143	146	153	154	183

(a)	Includes risk-rated loans that have been placed on nonaccrual status and loans that have been modified in a troubled debt restructuring (“TDR”).

(b)
Management uses allowance for loan losses to period-end loans retained, excluding CIB's trade finance and conduits, a non-GAAP financial measure, as it is a more relevant metric to reflect the allowance coverage of the retained lending portfolio.

(c)
The Firm's policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance. Under guidance issued by the FFIEC, nonmodified credit card loans are charged off by the end of the month in which the account becomes 180 days past due, while modified credit card loans are charged off when the account becomes 120 days past due. In addition, all credit card loans must be charged off within 60 days of receiving notification about certain specified events (e.g., bankruptcy of the borrower).

(d)
Nonaccrual loans included $1.9 billion, $1.9 billion, $1.8 billion and $1.7 billion of Chapter 7 loans at June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively. Excluding these Chapter 7 loans, the total allowance to total retained nonaccrual loans ratio at June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012 would have been 253%, 246%, 249% and 243%, respectively, and the total allowance to total retained nonaccrual loans excluding PCI loans ratio would have been 178%, 179%, 184% and 182%, respectively. For further information, see Consumer Credit Portfolio on pages 56-65 of JPMorgan Chase's 1Q13 Form 10-Q.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions)

	QUARTERLY TRENDS									SIX MONTHS ENDED JUNE 30,
						2Q13 Change						2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13		2Q12		2013	2012	2012
PROVISION FOR CREDIT LOSSES BY LINE OF BUSINESS
Provision for loan losses
Consumer & Community Banking	$(20)	$549	$1,091	$1,862	$179	NM	%	NM	%	$529	$821	(36)%
Corporate & Investment Bank	(41)	(37)	(373)	(62)	31	(11)		NM		(78)	(50)	(56)
Commercial Banking	43	40	10	(4)	(31)	8		NM		83	41	102
Asset Management	23	20	19	15	33	15		(30)		43	54	(20)
Corporate/Private Equity	5	(3)	(7)	(10)	(12)	NM		NM		2	(20)	NM
Total provision for loan losses	$10	$569	$740	$1,801	$200	(98)		(95)		$579	$846	(32)

Provision for lending-related commitments
Consumer & Community Banking	$1	$—	$—	$—	$—	NM		NM		$1	$—	NM
Corporate & Investment Bank	35	48	(72)	2	(2)	(27)		NM		83	76	9
Commercial Banking	1	(1)	(13)	(12)	14	NM		(93)		—	19	NM
Asset Management	—	1	—	(1)	1	NM		NM		1	(1)	NM
Corporate/Private Equity	—	—	1	(1)	1	-		NM		—	—	-
Total provision for lending-related commitments	$37	$48	$(84)	$(12)	$14	(23)		164		$85	$94	(10)

Provision for credit losses
Consumer & Community Banking	$(19)	$549	$1,091	$1,862	$179	NM		NM		$530	$821	(35)
Corporate & Investment Bank	(6)	11	(445)	(60)	29	NM		NM		5	26	(81)
Commercial Banking	44	39	(3)	(16)	(17)	13		NM		83	60	38
Asset Management	23	21	19	14	34	10		(32)		44	53	(17)
Corporate/Private Equity	5	(3)	(6)	(11)	(11)	NM		NM		2	(20)	NM
Total provision for credit losses	$47	$617	$656	$1,789	$214	(92)		(78)		$664	$940	(29)

PROVISION FOR CREDIT LOSSES BY PORTFOLIO SEGMENT
Provision for loan losses
Consumer, excluding credit card	$(494)	$(37)	$(12)	$737	$(425)	NM		(16)		$(531)	$(423)	(26)
Credit card	464	582	1,097	1,116	595	(20)		(22)		1,046	1,231	(15)
Total consumer	(30)	545	1,085	1,853	170	NM		NM		515	808	(36)
Wholesale	40	24	(345)	(52)	30	67		33		64	38	68
Total provision for loan losses	$10	$569	$740	$1,801	$200	(98)		(95)		$579	$846	(32)

Provision for lending-related commitments
Consumer, excluding credit card	$1	$—	$1	$(1)	$1	NM		-		$1	$—	NM
Credit card	—	—	—	—	—	-		-		—	—	-
Total consumer	1	—	1	(1)	1	NM		-		1	—	NM
Wholesale	36	48	(85)	(11)	13	(25)		177		84	94	(11)
Total provision for lending-related commitments	$37	$48	$(84)	$(12)	$14	(23)		164		$85	$94	(10)

Provision for credit losses
Consumer, excluding credit card	$(493)	$(37)	$(11)	$736	$(424)	NM		(16)		$(530)	$(423)	(25)
Credit card	464	582	1,097	1,116	595	(20)		(22)		1,046	1,231	(15)
Total consumer	(29)	545	1,086	1,852	171	NM		NM		516	808	(36)
Wholesale	76	72	(430)	(63)	43	6		77		148	132	12
Total provision for credit losses	$47	$617	$656	$1,789	$214	(92)		(78)		$664	$940	(29)

JPMORGAN CHASE & CO.
MARKET RISK-RELATED INFORMATION
(in millions)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change					2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012		2012
95% Confidence Level - Total VaR (average)

CIB trading VaR by risk type: (a)
Fixed income (b)	$35	$55	$86	$118	$66	(36)%	(47)%	$45	$63		(29)%
Foreign exchange	7	7	8	10	10	-	(30)	7	11		(36)
Equities	14	13	27	19	20	8	(30)	14	19		(26)
Commodities and other	13	15	14	13	13	(13)	-	14	17		(18)
Diversification benefit to CIB trading VaR (c)	(33)	(34)	(38)	(48)	(44)	3	25	(34)	(46)		26
CIB trading VaR (a)	36	56	97	112	65	(36)	(45)	46	64		(28)

Credit portfolio VaR (d)	13	15	19	22	25	(13)	(48)	14	29		(52)
Diversification benefit to CIB trading and credit
portfolio VaR (c)	(9)	(9)	(10)	(12)	(15)	-	40	(9)	(15)		40
Total CIB trading and credit portfolio VaR (a)(b)	40	62	106	122	75	(35)	(47)	51	78		(35)

Other VaR:
Mortgage Production and Mortgage Servicing VaR (e)	15	19	26	17	15	(21)	-	17	13		31
Chief Investment Office VaR (b)(f)	5	11	6	54	177	(55)	(97)	8	153	(h)	(95)
Diversification benefit to total other VaR (c)	(5)	(9)	(6)	(10)	(10)	44	50	(7)	(7)		-
Total other VaR	15	21	26	61	182	(29)	(92)	18	159		(89)

Diversification benefit to total CIB and other VaR (c)	(10)	(10)	(12)	(68)	(56)	-	82	(10)	(51)		80
Total VaR (b)(g)	$45	$73	$120	$115	$201	(38)	(78)	$59	$186		(68)

(a)
CIB trading VaR includes substantially all market-making and client-driven activities, as well as certain risk management activities in CIB, including credit spread sensitivity to CVA. CIB trading VaR does not include the DVA on structured notes and derivative liabilities to reflect the credit quality of the Firm. For further information, see VaR measurement on pages 77-78 of JPMorgan Chase's 1Q13 Form 10-Q. Effective in the fourth quarter of 2012, CIB's VaR includes the VaR of the former reportable business segments, Investment Bank and Treasury & Securities Services (“TSS”), which were combined to form the CIB business segment. TSS VaR was not material and was previously classified within Other VaR. Prior period VaR disclosures were not revised as a result of the business segment reorganization.

(b)
On July 2, 2012, CIO transferred its synthetic credit portfolio, other than a portion aggregating to approximately $12 billion notional, to the CIB; CIO's retained portfolio was effectively closed out during the three months ended September 30, 2012. During the third quarter of 2012, the Firm applied a new VaR model to calculate VaR for the synthetic credit portfolio that had been transferred to CIB. For the three months ended September 30, 2012, this new VaR model resulted in a reduction to average fixed income VaR of $26 million; average total CIB trading and credit portfolio VaR of $28 million; average CIO VaR of $17 million; and average total VaR of $36 million. For the three months ended December 31, 2012, this new VaR model resulted in a reduction to average fixed income VaR of $11 million; average total CIB trading and credit portfolio VaR of $8 million; and average total VaR of $7 million. In the first quarter of 2013, in order to achieve consistency among like products within CIB and in conjunction with the implementation of Basel 2.5 requirements, the Firm moved the synthetic credit portfolio to an existing VaR model within the CIB. This change had an insignificant impact to the average fixed income VaR and average total CIB trading and credit portfolio VaR, and it had no impact to the average total VaR compared with the model used in the third and fourth quarters of 2012. When compared with the model used prior to the model change in the third quarter of 2012, this VaR model resulted in a reduction to average fixed income VaR of $11 million, average total CIB trading and credit portfolio VaR of $10 million, and average total VaR of $8 million, for the three months ended March 31, 2013. For the three months ended June 30, 2013 this VaR model resulted in a reduction of approximately $8 million to average fixed income VaR, average total CIB trading and credit portfolio VaR, and average total VaR.

(c)
Average portfolio VaR was less than the sum of the VaR of the components described above, due to portfolio diversification. The diversification effect reflects the fact that the risks were not perfectly correlated.

(d)
Credit portfolio VaR includes the derivative CVA, hedges of the CVA and hedges of the retained loan portfolio, which are reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not reported at fair value.

(e)	Mortgage Production and Mortgage Servicing VaR includes the Firm's mortgage pipeline and warehouse loans, MSRs and all related hedges.

(f)	CIO VaR includes positions, primarily in securities and derivatives, which are measured at fair value through earnings.

(g)
Total VaR does not include the retained Credit portfolio, which is not reported at fair value; however, it does include hedges of those positions, which are reported at fair value. It also does not include DVA on structured notes and derivative liabilities to reflect the credit quality of the Firm, principal investments; and longer-term securities investments managed by CIO that are classified as available for sale; for further information see VaR measurement on pages 77-78 of JPMorgan Chase's 1Q13 Form 10-Q.

(h)
On August 9, 2012, the Firm restated its 2012 first quarter financial statements. See the Firm's Form 10-Q/A for the quarter ended March 31, 2012 for further information on the restatement. The CIO VaR amount for the first quarter of 2012 has not been recalculated to reflect the restatement.

JPMORGAN CHASE & CO.
CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS
(in millions, except ratio data)

									Jun 30, 2013
									Change		SIX MONTHS ENDED JUNE 30,
	Jun 30,		Mar 31,	Dec 31,	Sep 30,		Jun 30,		Mar 31,	Jun 30,				2013 Change
	2013		2013	2012	2012		2012		2013	2012	2013		2012	2012

CAPITAL (a)
Tier 1 capital	$164,027	(f)(g)	$163,807	$160,002	$154,686		$148,425	(i)	-%	11%	$164,027	(f)(g)	$148,425	11%
Total capital	199,204	(f)	198,926	194,036	190,485	(h)	185,134		-	8	199,204	(f)	185,134	8
Tier 1 common capital (b)	146,957	(f)	143,255	140,342	135,065		130,095		3	13	146,957	(f)	130,095	13
Risk-weighted assets	1,413,622	(f)	1,406,948	1,270,378	1,296,512	(h)	1,318,734		-	7	1,413,622	(f)	1,318,734	7
Adjusted average assets (c)	2,333,416	(f)	2,255,697	2,243,242	2,186,292		2,202,487		3	6	2,333,416	(f)	2,202,487	6
Tier 1 capital ratio	11.6	(f)(g)%	11.6%	12.6%	11.9%		11.3%				11.6	(f)(g)%	11.3%
Total capital ratio	14.1	(f)	14.1	15.3	14.7		14.0				14.1	(f)	14.0
Tier 1 leverage ratio	7.0	(f)	7.3	7.1	7.1		6.7				7.0	(f)	6.7
Tier 1 common capital ratio (b)	10.4	(f)	10.2	11.0	10.4		9.9				10.4	(f)	9.9

TANGIBLE COMMON EQUITY (period-end) (d)
Common stockholders' equity	$198,034		$197,128	$195,011	$190,635		$183,772		-	8	$198,034		$183,772	8
Less: Goodwill	48,057		48,067	48,175	48,178		48,131		-	-	48,057		48,131	-
Less: Other intangible assets	1,951		2,082	2,235	2,641		2,813		(6)	(31)	1,951		2,813	(31)
Add: Deferred tax liabilities (e)	2,886		2,852	2,803	2,780		2,749		1	5	2,886		2,749	5
Total tangible common equity	$150,912		$149,831	$147,404	$142,596		$135,577		1	11	$150,912		$135,577	11

TANGIBLE COMMON EQUITY (average) (d)
Common stockholders' equity	$197,283		$194,733	$191,975	$186,590		$181,021		1	9	$196,016		$179,366	9
Less: Goodwill	48,078		48,168	48,172	48,158		48,157		-	-	48,123		48,188	-
Less: Other intangible assets	2,026		2,162	2,547	2,729		2,923		(6)	(31)	2,093		3,029	(31)
Add: Deferred tax liabilities (e)	2,869		2,828	2,792	2,765		2,734		1	5	2,849		2,729	4
Total tangible common equity	$150,048		$147,231	$144,048	$138,468		$132,675		2	13	$148,649		$130,878	14

INTANGIBLE ASSETS (period-end)
Goodwill	$48,057		$48,067	$48,175	$48,178		$48,131		-	-	$48,057		$48,131	-
Mortgage servicing rights	9,335		7,949	7,614	7,080		7,118		17	31	9,335		7,118	31
Purchased credit card relationships	221		242	295	409		466		(9)	(53)	221		466	(53)
All other intangibles	1,730		1,840	1,940	2,232		2,347		(6)	(26)	1,730		2,347	(26)
Total intangibles	$59,343		$58,098	$58,024	$57,899		$58,062		2	2	$59,343		$58,062	2

DEPOSITS (period-end)
U.S. offices:
Noninterest-bearing	$362,314		$363,780	$380,320	$363,388		$348,510		-	4	$362,314		$348,510	4
Interest-bearing	580,091		571,334	552,106	509,407		506,656		2	14	580,091		506,656	14
Non-U.S. offices:
Noninterest-bearing	19,515		19,979	17,845	16,192		17,123		(2)	14	19,515		17,123	14
Interest-bearing	241,030		247,414	243,322	250,624		243,597		(3)	(1)	241,030		243,597	(1)
Total deposits	$1,202,950		$1,202,507	$1,193,593	$1,139,611		$1,115,886		-	8	$1,202,950		$1,115,886	8

(a)	In the first quarter of 2013, the Firm implemented Basel 2.5. For further information, see footnote (f) on page 2.

(b)
The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. The Tier 1 common capital ratio, a non-GAAP financial measure, is Tier 1 common capital divided by risk-weighted assets. For further discussion of the Tier 1 common capital ratio, see page 42.

(c)
Adjusted average assets, for purposes of calculating the leverage ratio, includes total quarterly average assets adjusted for unrealized gains/(losses) on securities, less deductions for disallowed goodwill and other intangible assets, investments in certain subsidiaries, and the total adjusted carrying value of certain equity investments that are subject to deductions from Tier 1 capital.

(d)	For further discussion of TCE, see page 42.

(e)
Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in non-taxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(f)	Estimated.

(g)
At June 30, 2013, TruPS included in Tier 1 capital were $5.3 billion. Had these securities been excluded from the calculation at June, 30, 2013, Tier 1 capital would have been $158.8 billion and the Tier 1 capital ratio would have been 11.2%.

(h)	These capital-related data were revised to agree with the final data as published in regulatory filings with the Federal Reserve. The previously reported capital ratios did not change.

(i)	Approximately $9 billion of outstanding TruPS were excluded from Tier 1 capital as of June 30, 2012 since these securities were redeemed on July 12, 2012.

JPMORGAN CHASE & CO.
MORTGAGE REPURCHASE LIABILITY
(in millions)

	QUARTERLY TRENDS							SIX MONTHS ENDED JUNE 30,
						2Q13 Change				2013 Change
	2Q13	1Q13	4Q12	3Q12	2Q12	1Q13	2Q12	2013	2012	2012
MORTGAGE REPURCHASE LIABILITY (a)(b)
Summary of changes in mortgage repurchase liability:
Repurchase liability at beginning of period	$2,674	$2,811	$3,099	$3,293	$3,516	(5)%	(24)%	$2,811	$3,557	(21)%
Net realized losses (c)	(191)	(212)	(267)	(268)	(259)	10	26	(403)	(623)	35
Provision for repurchase losses (d)	(7)	75	(21)	74	36	NM	NM	68	359	(81)
Repurchase liability at end of period	$2,476	$2,674	$2,811	$3,099	$3,293	(7)	(25)	$2,476	$3,293	(25)

Outstanding repurchase demands and unresolved mortgage
insurance rescission notices by counterparty type: (e)
GSEs	$970	$1,022	$1,166	$1,533	$1,646	(5)	(41)	$970	$1,646	(41)
Mortgage insurers	852	924	1,014	1,036	1,004	(8)	(15)	852	1,004	(15)
Other (f)	1,072	992	887	1,697	981	8	9	1,072	981	9
Overlapping population (g)	(51)	(64)	(86)	(150)	(125)	20	59	(51)	(125)	59
Total	$2,843	$2,874	$2,981	$4,116	$3,506	(1)	(19)	$2,843	$3,506	(19)

Quarterly mortgage repurchase demands received by loan
origination vintage: (e)
Pre-2005	$53	$45	$42	$33	$28	18	89	$98	$69	42
2005	116	217	42	103	65	(47)	78	333	160	108
2006	258	287	292	963	506	(10)	(49)	545	881	(38)
2007	546	419	241	371	420	30	30	965	1,065	(9)
2008	113	151	114	196	311	(25)	(64)	264	672	(61)
Post-2008	60	62	87	124	191	(3)	(69)	122	315	(61)
Total	$1,146	$1,181	$818	$1,790	$1,521	(3)	(25)	$2,327	$3,162	(26)

(a)	For further details regarding the Firm's mortgage repurchase liability, see Mortgage repurchase liability on pages 111-115 and Note 29 on pages 308-315 of JPMorgan Chase's 2012 Annual Report.

(b)	All mortgage repurchase demands associated with private-label securitizations are separately evaluated by the Firm in establishing its litigation reserves.

(c)
Presented net of third-party recoveries and includes principal losses and accrued interest on repurchased loans, “make-whole” settlements, settlements with claimants, and certain related expense. Make-whole settlements were $133 million, $121 million, $137 million, $94 million and $107 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and $254 million and $293 million for the six months ended June 30, 2013 and 2012, respectively.

(d)
Included $6 million, $8 million, $27 million, $30 million and $28 million of provision related to new loan sales for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and $14 million and $55 million for the six months ended June 30, 2013 and 2012, respectively.

(e)	Excludes amounts related to Washington Mutual.

(f)
Represents repurchase demands received from parties other than the GSEs that have been presented to the Firm by trustees who assert authority to present such claims under the terms of the underlying sale or securitization agreement, and excludes repurchase demands asserted in or in connection with pending repurchase litigation.

(g)
Because the GSEs and others may make repurchase demands based on mortgage insurance rescission notices that remain unresolved, certain loans may be subject to both an unresolved mortgage insurance rescission notice and an outstanding repurchase demand.

JPMORGAN CHASE & CO.
PER SHARE-RELATED INFORMATION
(in millions, except per share and ratio data)

	QUARTERLY TRENDS									SIX MONTHS ENDED JUNE 30,
								2Q13 Change						2013 Change
	2Q13		1Q13	4Q12	3Q12	2Q12		1Q13	2Q12	2013		2012		2012
EARNINGS PER SHARE DATA
Basic earnings per share:
Net income	$6,496		$6,529	$5,692	$5,708	$4,960		(1)%	31%	$13,025		$9,884		32%
Less: Preferred stock dividends	204		182	175	163	158		12	29	386		315		23
Net income applicable to common equity	6,292		6,347	5,517	5,545	4,802		(1)	31	12,639		9,569		32
Less: Dividends and undistributed earnings allocated to
participating securities	191		216	195	199	168		(12)	14	407		359		13
Net income applicable to common stockholders	$6,101		$6,131	$5,322	$5,346	$4,634		-	32	$12,232		$9,210		33

Total weighted-average basic shares outstanding	3,782.4		3,818.2	3,806.7	3,803.3	3,808.9		(1)	(1)	3,800.3		3,813.9		-

Net income per share	$1.61		$1.61	$1.40	$1.41	$1.22		-	32	$3.22		$2.41		34

Diluted earnings per share:
Net income applicable to common stockholders	$6,101		$6,131	$5,322	$5,346	$4,634		-	32	$12,232		$9,210		33

Total weighted-average basic shares outstanding	3,782.4		3,818.2	3,806.7	3,803.3	3,808.9		(1)	(1)	3,800.3		3,813.9		-
Add: Employee stock options, SARs and warrants (a)	31.9		28.8	14.2	10.6	11.6		11	175	30.3		13.1		131
Total weighted-average diluted shares outstanding (b)	3,814.3		3,847.0	3,820.9	3,813.9	3,820.5		(1)	-	3,830.6		3,827.0		-

Net income per share	$1.60		$1.59	$1.39	$1.40	$1.21		1	32	$3.19		$2.41		32

COMMON SHARES OUTSTANDING
Common shares - at period end	3,769.0		3,789.8	3,804.0	3,799.6	3,796.8		(1)	(1)	3,769.0		3,796.8		(1)
Cash dividends declared per share	$0.38	(f)	$0.30	$0.30	$0.30	$0.30		27	27	$0.68	(f)	$0.60		13
Book value per share	52.54		52.02	51.27	50.17	48.40		1	9	52.54		48.40		9
Tangible book value per share (c)	40.04		39.54	38.75	37.53	35.71		1	12	40.04		35.71		12
Dividend payout ratio	23%		19%	21%	21%	24%				21%		25%

SHARE PRICE (d)
High	$55.90		$51.00	$44.54	$42.09	$46.35		10	21	$55.90		$46.49		20
Low	46.05		44.20	38.83	33.10	30.83		4	49	44.20		30.83		43
Close	52.79		47.46	43.97	40.48	35.73		11	48	52.79		35.73		48
Market capitalization	198,966		179,863	167,260	153,806	135,661		11	47	198,966		135,661		47

COMMON EQUITY REPURCHASE PROGRAM (e)
Aggregate common equity repurchased	$1,171.9		$2,578.3	$—	$—	$1,437.4	(g)	(55)	(18)	$3,750.2		$1,653.5	(g)	127
Common equity repurchased	23.5		53.5	—	—	46.5	(g)	(56)	(49)	77.0		52.0	(g)	48
Average purchase price	$50.01		$48.16	$—	$—	$30.88	(g)	4	62	$48.72		$31.79	(g)	53

(a)
Excluded from the computation of diluted EPS (due to the antidilutive effect) were options issued under employee benefit plans and the warrants originally issued in 2008 under the U.S. Treasury's Capital Purchase Program to purchase shares of the Firm's common stock. The aggregate number of shares issuable upon the exercise of such options and warrants was 8 million, 13 million, 117 million, 147 million and 159 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012 and June 30, 2012, respectively, and 11 million and 164 million for the six months ended June 30, 2013 and 2012, respectively.

(b)	Participating securities were included in the calculation of diluted EPS using the two-class method, as this computation was more dilutive than the calculation using the treasury stock method.

(c)
Tangible book value per share is a non-GAAP financial measure. Tangible book value per share represents the Firm's tangible common equity divided by period-end common shares. For further discussion of this measure, see page 42.

(d)	For additional information on the listing and trading of JPMorgan Chase's common stock, see page 2.

(e)
On March 14, 2013, the Firm announced that following the release by the Board of Governors of the Federal Reserve System (“Federal Reserve”) of the 2013 CCAR results, JPMorgan Chase & Co. is authorized to repurchase $6.0 billion of common equity between April 1, 2013 and March 31, 2014. Such repurchases will be done pursuant to the $15.0 billion common equity (i.e., common stock and warrants) repurchase program previously authorized by the Firm on March 13, 2012. The Federal Reserve has asked the Firm to submit an additional capital plan by the end of the third quarter of 2013, and following their review, the Federal Reserve may require the Firm to modify its capital distributions.

(f)	On May 21, 2013, the Board of Directors of JPMorgan Chase increased the Firm's quarterly stock dividend from $0.30 to $0.38 per share.

(g)	Included the impact of aggregate repurchases of 18.5 million warrants during the three months ended June 30, 2012.

JPMORGAN CHASE & CO.
NON-GAAP FINANCIAL MEASURES

The following are several of the non-GAAP measures that the Firm uses for various reasons, including: (i) to allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources, (ii) to assess and compare the quality and composition of the Firm's capital with the capital of other financial services companies, and (iii) more generally, to provide a more meaningful measure of certain metrics that enables comparability with prior periods, as well as with competitors.

(a)
In addition to analyzing the Firm's results on a reported basis, management reviews the Firm's results and the results of the lines of business on a “managed” basis. The Firm's definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a FTE basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business.

(b)
The ratio of the allowance for loan losses to period-end loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-off rates exclude the impact of PCI loans. The ratio of the wholesale allowance for loan losses to period-end loans retained, excluding trade finance and conduits, is calculated excluding loans accounted for at fair value, loans held-for-sale, CIB's trade finance loans and consolidated Firm-administered multi-seller conduits, as well as their related allowances, to provide a more meaningful assessment of the Firm's wholesale allowance coverage ratio.

(c)
Tangible common equity (“TCE”), ROTCE, and Tier 1 common under Basel I rules. TCE represents the Firm's common stockholders' equity (i.e., total stockholders' equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures the Firm's earnings as a percentage of TCE. Tier 1 common under Basel I rules is used by management, along with other capital measures, to assess and monitor the Firm's capital position. TCE and ROTCE are meaningful to the Firm, as well as analysts and investors, in assessing the Firm's use of equity. For additional information on Tier 1 common under Basel I and III, see Regulatory capital on pages 117-120 of JPMorgan Chase's 2012 Annual Report and pages 42-44 of JPMorgan Chase's first quarter 2013 Form 10-Q. In addition, all of the aforementioned measures are useful to the Firm, as well as analysts and investors, in facilitating comparisons with competitors.

(d)
Consumer & Business Banking (“CBB”) uses the overhead ratio (excluding the amortization of core deposit intangibles ("CDI")) to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years. This method would therefore result in an improving overhead ratio over time, all things remaining equal. The non-GAAP ratio excludes CBB's CDI amortization expense related to prior business combination transactions.

(e)
Corporate & Investment Bank provides several non-GAAP financial measures which exclude the impact of DVA on: net revenue, net income, compensation ratio, and return on equity. These measures are used by management to assess the underlying performance of the business and for comparability with peers. The ratio of the allowance for loan losses to period-end loans retained is calculated excluding the impact of trade finance loans and consolidated Firm-administered multi-seller conduits as it is a more relevant metric to reflect the allowance coverage of the retained lending portfolio.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

Allowance for loan losses to total loans: Represents period-end allowance for loan losses divided by retained loans.

Beneficial interests issued by consolidated VIEs: Represents the interests of third-party holders of debt/equity securities, or other obligations, issued by VIEs that JPMorgan Chase consolidates. The underlying obligations of the VIEs consist of short-term borrowings, commercial paper and long-term debt. The related assets consist of trading assets, available-for-sale securities, loans and other assets.

bp(s): Basis point(s).

Corporate/Private Equity: Comprises Private Equity, Treasury, Chief Investment Office, and Other Corporate, which includes corporate staff units and expense that is centrally managed.

Fully taxable-equivalent (“FTE”) basis: Total net revenue for each of the business segments and the Firm is presented on a fully taxable-equivalent basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to fully taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to these items is recorded within income tax expense.

GSEs: U.S. government-sponsored enterprise, such as Fannie Mae and Freddie Mac.

Managed basis: A non-GAAP presentation of financial results that includes reclassifications to present revenue on a fully taxable-equivalent basis. Management uses this non-GAAP financial measure at the segment level, because it believes this provides information to enable investors to understand the underlying operational performance and trends of the particular business segment and facilitates a comparison of the business segment with the performance of competitors.

MSR risk management revenue: Includes changes in the fair value of the MSR asset due to market-based inputs, such as interest rates and volatility, as well as updates to assumptions used in the MSR valuation model; and derivative valuation adjustments and other, which represents changes in the fair value of derivative instruments used to offset the impact of changes in the market-based inputs to the MSR valuation model.

Net charge-off rate: Represents net charge-offs (annualized) divided by average retained loans for the reporting period.

Net yield on interest-earning assets: The average rate for interest-earning assets less the average rate paid for all sources of funds.

NM: Not meaningful.

Overhead ratio: Noninterest expense as a percentage of total net revenue.

Participating securities: Represents unvested stock-based compensation awards containing nonforfeitable rights to dividends or dividend equivalents (collectively, "dividends"), which are included in the earnings per share calculation using the two-class method. JPMorgan Chase grants restricted stock and RSUs to certain employees under its stock-based compensation programs, which entitle the recipients to receive nonforfeitable dividends during the vesting period on a basis equivalent to the dividends paid to holders of common stock. These unvested awards meet the definition of participating securities. Under the two-class method, all earnings (distributed and undistributed) are allocated to each class of common stock and participating securities, based on their respective rights to receive dividends.

Pre-provision profit: Pre-provision profit is total net revenue less noninterest expense. The Firm believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

Principal transactions revenue: Principal transactions revenue includes realized and unrealized gains and losses recorded on derivatives, other financial instruments, private equity investments, and physical commodities used in market-making and client-driven activities. In addition, principal transactions revenue also includes certain realized and unrealized gains and losses related to hedge accounting and specified risk management activities including: (a) certain derivatives designated in qualifying hedge accounting relationships (primarily fair value hedges of commodity and foreign exchange risk), (b) certain derivatives used for specified risk management purposes, primarily to mitigate credit risk, foreign exchange risk and commodity risk, and (c) other derivatives, including the synthetic credit portfolio.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

Purchased credit-impaired (“PCI”) loans: Represents loans that were acquired in the Washington Mutual transaction and deemed to be credit-impaired on the acquisition date in accordance with FASB guidance. The guidance allows purchasers to aggregate credit-impaired loans acquired in the same fiscal quarter into one or more pools, provided that the loans have common risk characteristics (e.g., product type, LTV ratios, FICO scores, past-due status, geographic location). A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows.

Since each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows, the past-due status of the pools, or that of the individual loans within the pools, is not meaningful. Because the Firm is recognizing interest income on each pool of loans, they are all considered to be performing.

Charge-offs are not recorded on PCI loans until actual losses exceed estimated losses that were recorded as purchase accounting adjustments at the time of acquisition. PCI loans as well as the related charge-offs and allowance for loan losses are excluded in the calculation of certain net charge-off rates and allowance coverage ratios. To date, no charge-offs have been recorded for these loans.

Receivables from customers: Predominantly represents margin loans to prime and retail brokerage customers which are included in accrued interest and accounts receivable on the Consolidated Balance Sheets.

Reported basis: Financial statements prepared under U.S. GAAP.

Retained loans: Loans that are held-for-investment, which excludes loans held-for-sale and loans at fair value.

Risk-weighted assets (“RWA”): Risk-weighted assets consist of on- and off-balance sheet assets that are assigned to one of several broad risk categories and weighted by factors representing their risk and potential for default. On-balance sheet assets are risk-weighted based on the perceived credit risk associated with the obligor or counterparty, the nature of any collateral, and the guarantor, if any. Off-balance sheet assets such as lending-related commitments, guarantees, derivatives and other applicable off-balance sheet positions are risk-weighted by multiplying the contractual amount by the appropriate credit conversion factor to determine the on-balance sheet credit equivalent amount, which is then risk-weighted based on the same factors used for on-balance sheet assets. Risk-weighted assets also incorporate a measure for market risk related to applicable trading assets-debt and equity instruments, and foreign exchange and commodity derivatives. The resulting risk-weighted values for each of the risk categories are then aggregated to determine total risk-weighted assets.

Troubled debt restructuring (“TDR”): Occurs when the Firm modifies the original terms of a loan agreement by granting a concession to a borrower that is experiencing financial difficulty.

U.S. GAAP: Accounting principles generally accepted in the United States of America.

Value-at-risk (“VaR”): A measure of the dollar amount of potential loss from adverse market movements in an ordinary market environment. For additional information, see Value-at-risk on pages 163–164 of JPMorgan Chase's 2012 Annual Report and pages 77-78 of the Firm's first quarter Form 10-Q.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

CONSUMER & COMMUNITY BANKING (“CCB”)

Active online customers - Users of all internet browsers and mobile platforms who have been active in the past 90 days.

Active mobile customers - Users of all mobile platforms, which include: SMS, mobile smartphone and tablet, who have been active in the past 90 days.

Consumer & Business Banking (“CBB”)

Description of selected business metrics within CBB:
Client investment managed accounts - Assets actively managed by Chase
Wealth Management on behalf of clients. The percentage of managed accounts is calculated by dividing managed account assets by total client investment assets.
Client advisors - Investment product specialists, including private client advisors, financial advisors, financial advisor associates, senior financial advisors, independent financial advisors and financial advisor associate trainees, who advise clients on investment options, including annuities, mutual funds, stock trading services, etc., sold by the Firm or by third-party vendors through retail branches, Chase Private Client locations and other channels.
Personal bankers - Retail branch office personnel who acquire, retain and expand new and existing customer relationships by assessing customer needs and recommending and selling appropriate banking products and services.
Sales specialists - Retail branch office and field personnel, including business bankers, relationship managers and loan officers, who specialize in marketing and sales of various business banking products (i.e., business loans, letters of credit, deposit accounts, Chase Paymentech, etc.) and mortgage products to existing and new clients.
Deposit margin/deposit spread: Represents net interest income expressed as a percentage of average deposits.
Chase LiquidSM cards - Refers to a prepaid, reloadable card product.

Mortgage Banking

Mortgage Production and Mortgage Servicing revenue comprises the following:
Net production revenue includes net gains or losses on originations and sales of prime and subprime mortgage loans, other production-related fees and losses related to the repurchase of previously-sold loans.
Net mortgage servicing revenue includes the following components:

a)	Operating revenue predominantly represents the return on Mortgage Servicing's MSR asset and includes:

•	Actual gross income earned from servicing third-party mortgage loans, such as contractually specified servicing fees and ancillary income; and

•	The change in the fair value of the MSR asset due to the collection or realization of expected cash flows.

b)
Risk management represents the components of Mortgage Servicing's MSR asset that are subject to ongoing risk management activities, together with derivatives and other instruments used in those risk management activities.

Mortgage origination channels comprise the following:
Retail - Borrowers who buy or refinance a home through direct contact with a mortgage banker employed by the Firm using a branch office, the Internet or by phone. Borrowers are frequently referred to a mortgage banker by a banker in a Chase branch, real estate brokers, home builders or other third parties.
Wholesale - Third-party mortgage brokers refer loan application packages to the Firm. The Firm then underwrites and funds the loan. Brokers are independent loan originators that specialize in counseling applicants on available home financing options, but do not provide funding for loans. Chase materially eliminated broker-originated loans in 2008, with the exception of a small number of loans guaranteed by the U.S. Department of Agriculture under its Section 502 Guaranteed Loan program that serves low-and-moderate income families in small rural communities.
Correspondent - Banks, thrifts, other mortgage banks and other financial institutions that sell closed loans to the Firm.
Correspondent negotiated transactions (“CNTs”) - Mid- to large-sized mortgage lenders, banks and bank-owned mortgage companies sell servicing to the Firm on an as-originated basis (excluding sales of bulk servicing transactions).

Card, Merchant Services and Auto (“Card”)

Description of selected business metrics within Card:
Card Services includes the Credit Card and Merchant Services businesses.
Merchant Services is a business that primarily processes transactions for merchants.
Total transactions - Number of transactions and authorizations processed for merchants.
Commercial Card provides a wide range of payment services to corporate and public sector clients worldwide through the commercial card products. Services include procurement, corporate travel and entertainment, expense management services, and business-to-business payment solutions.
Sales volume - Dollar amount of cardmember purchases, net of returns.
Open accounts - Cardmember accounts with charging privileges.
Auto origination volume - Dollar amount of auto loans and leases originated.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

CORPORATE & INVESTMENT BANK (“CIB”)

Definition of selected CIB revenue:
Investment banking fees include advisory, equity and bond underwriting, and loan syndication fees.
Treasury Services includes both transaction services and trade finance.  Transaction services offers a broad range of products and services that enable clients to manage payments and receipts, as well as invest and manage funds. Products include U.S. dollar and multi-currency clearing, ACH, lockbox, disbursement and reconciliation services, check deposits, and currency related services. Trade finance enables the management of cross-border trade for bank and corporate clients. Products include loans tied directly to goods crossing borders, export/import loans, commercial letters of credit, standby letters of credit, and supply chain finance.
Lending includes net interest income, fees, gains or losses on loan sales activities, gains or losses on securities received as part of loan restructurings, and the risk management results related to the credit portfolio (excluding trade finance).
Fixed Income Markets primarily include revenue related to market-making across global fixed income markets, including foreign exchange, interest rate, credit and commodities markets. The results of the synthetic credit portfolio that was transferred from the Chief Investment Office effective July 2, 2012 are reported in this caption.
Equity Markets primarily include revenue related to market-making across global equity products, including cash instruments, derivatives, convertibles and Prime Services.
Securities Services includes primarily custody, fund accounting and administration, and securities lending products sold principally to asset managers, insurance companies and public and private investment funds. Also includes clearance, collateral management & depositary receipts business which provides broker-dealer clearing and custody services, including tri-party repo transactions, collateral management products, and depositary bank services for American and global depositary receipt programs.
Credit Adjustments & Other primarily includes credit portfolio credit valuation adjustments (“CVA”) net of associated hedging activities; debit valuation adjustments (“DVA”) on structured notes and derivative liabilities; and nonperforming derivative receivable results.

Description of certain business metrics:
Client deposits & other third-party liability balances pertain to the Treasury Services and Securities Services businesses, and include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of the Firm's client cash management program.
Assets under custody (“AUC”) represents activities associated with the safekeeping and servicing of assets on which Securities Services earns fees.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

COMMERCIAL BANKING (“CB”)

CB Client Segments:
Middle Market Banking covers corporate, municipal, financial institution and nonprofit clients, with annual revenue generally ranging between $20 million and $500 million.
Corporate Client Banking covers clients with annual revenue generally ranging between $500 million and $2 billion and focuses on clients that have broader investment banking needs.
Commercial Term Lending primarily provides term financing to real estate investors/owners for multifamily properties as well as financing office, retail and industrial properties.
Real Estate Banking provides full-service banking to investors and developers of institutional-grade real estate properties.
Other primarily includes lending and investment activity within the Community Development Banking and Chase Capital businesses.

CB Revenue:
Lending includes a variety of financing alternatives, which are primarily provided on a basis secured by receivables, inventory, equipment, real estate or other assets. Products include term loans, revolving lines of credit, bridge financing, asset-based structures, leases, commercial card products and standby letters of credit.
Treasury services includes revenue from a broad range of products and services (as defined by Treasury Services revenue in the CIB description of revenue) that enable CB clients to manage payments and receipts, as well as invest and manage funds.
Investment banking includes revenue from a range of products providing CB clients with sophisticated capital-raising alternatives, as well as balance sheet and risk management tools through advisory, equity and bond underwriting, and loan syndications. Revenue from Fixed income and Equity market products (as defined by Fixed Income Markets and Equity Markets revenue in the CIB description of revenue) available to CB clients is also included. Investment banking revenue, gross, represents total revenue related to investment banking products sold to CB clients.
Other product revenue primarily includes tax-equivalent adjustments generated from Community Development Banking activity and certain income derived from principal transactions.

Description of selected business metrics within CB:
Client deposits and other third-party liability balances include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of the Firm's client cash management program.

ASSET MANAGEMENT (“AM”)

Assets under management - Represent assets actively managed by AM on behalf of its Private Banking, Institutional and Retail clients. Includes “committed capital not called,” on which AM earns fees.

Client assets - Represent assets under management, as well as custody, brokerage, administration and deposit accounts.

Multi-asset - Any fund or account that allocates assets under management to more than one asset class (e.g., long-term fixed income, equity, cash, real assets, private equity or hedge funds).

Alternative assets - The following types of assets constitute alternative investments - hedge funds, currency, real estate and private equity.

AM's client segments comprise the following:
Private Banking offers investment advice and wealth management services to high- and ultra-high-net-worth individuals, families, money managers, business owners and small corporations worldwide, including investment management, capital markets and risk management, tax and estate planning, banking, capital raising and specialty-wealth advisory services.
Institutional brings comprehensive global investment services – including asset management, pension analytics, asset-liability management and active risk-budgeting strategies – to corporate and public institutions, endowments, foundations, nonprofit organizations and governments worldwide.
Retail provides worldwide investment management services and retirement planning and administration, through financial intermediaries and direct distribution of a full range of investment products.

Pretax margin: Represents income before income tax expense divided by total net revenue, which is, in management's view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of AM against the performance of their respective competitors.